Exhibit 10.32

TRANSITION AGREEMENT

by and between

FSI INTERNATIONAL, INC.

and

METRON TECHNOLOGY N.V.

dated as of

OCTOBER 9, 2002

EXHIBITS

Exhibit A	Metron Selling Affiliates and FSI Purchasing Affiliates

Exhibit B	Israel Distribution Agreement

Exhibit C	Metron Individuals with Knowledge

Exhibit D	FSI Individuals with Knowledge

Exhibit E	Note and Security Agreement

SCHEDULES

Schedule 3.1(b)	General Schedule of Product Inventory and the Spare Parts Inventory

Schedule 6.1	Transferred Employees

Schedule 9.1(j)	Employee Benefits

Schedule 9.1(o)	MTDC Inventory

Schedule 11.1	Legacy Products

Schedule 11.4	Permits and Product Registrations

Schedule 11.5	Transition Plan

Schedule 11.10	Contracts Related to the Distribution Business

TRANSITION AGREEMENT

     This TRANSITION AGREEMENT, made and entered into as of this 9th day of October 2002, by and between FSI INTERNATIONAL, INC., a corporation organized and existing under the laws of the state of Minnesota, United States of America (“FSI”), and METRON TECHNOLOGY N.V., a company organized as a Naamloze Vennootschap under the laws of the Netherlands (“Metron”).

PREAMBLE

     WHEREAS, FSI and Metron have entered into and are parties to that certain FSI/Metron Distribution Agreement, dated March 31, 1998 (as amended by the 2000 Distribution Agreement, the “1998 Distribution Agreement”), and that certain FSI Surface Conditioning Division/Metron Distribution Agreement, dated July 10, 2000 (the “2000 Distribution Agreement” and, together with the 1998 Distribution Agreement, the “Distribution Agreements”).

     WHEREAS, pursuant to the terms of the 1998 Distribution Agreement, Metron has been appointed as distributor for certain microlithography products of FSI for the territories defined therein.

     WHEREAS, pursuant to the terms of the 2000 Agreement, Metron has been appointed as distributor for certain surface conditioning products of FSI and certain immersion system products of FSI’s subsidiary, SCD Mountain View, Inc., for the territories defined therein.

     WHEREAS, FSI and Metron each desire to enter into this Agreement to provide for the terms and conditions under which Metron and the Metron Selling Affiliates (as defined below) will sell and transfer to FSI and the FSI Purchasing Affiliates (as defined below), and FSI and the FSI Purchasing Affiliates will purchase from Metron and the Metron Selling Affiliates, all distribution and other rights granted to Metron under the Distribution Agreements for the distribution and servicing of the FSI products in all areas of the world except Israel.

     WHEREAS, in connection with the transactions contemplated by this Agreement, FSI and Metron have agreed to enter into a distribution agreement pursuant to which FSI will appoint Metron its distributor for products of FSI for the territory of Israel.

     NOW, THEREFORE, in consideration of the premises, the respective covenants and commitments of the parties set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, FSI, for and on behalf of itself and its Affiliates, and Metron, for and on behalf of itself and its Affiliates, hereby agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION

     1.1 Terms Defined in this Agreement. For purposes of this Agreement, where written with an initial capital letter, the following terms, words and phrases shall have the following respective meanings:

     “Additional Cash Advance” has the meaning given such term in Section 2.3(a).

     “Affiliate” means, with respect to any Entity, any other Entity controlled by, under common control with, or which controls such Entity through (i) the ownership, either directly or indirectly, of more than 50% of the voting shares or equity interests of such Entity, (ii) the right to elect the majority of the directors or members of any similar managing body of such Entity (except by reason of the occurrence of a contingency) or (iii) the right to manage and control such Entity pursuant to contract; provided that, for purposes of this Agreement, m.FSI Ltd shall not be an Affiliate of FSI.

     “Aging Spare Parts Inventory” means Spare Parts held in inventory by Metron or any Metron Selling Affiliate which, in the case of SCD/System Products parts, were purchased more than one year prior to Closing Date and, in the case of MLD/System Products Parts, were purchased more than two years prior to the Closing Date.

     “Agreement” and “this Agreement” means this Transition Agreement, including all exhibits and schedules hereto.

     “Base Cost” means, in the case of Products, Spare Parts and Demonstration Equipment in Metron’s inventory and to be repurchased by FSI hereunder, the original invoice price for such Products, Spare Parts and Demonstration Equipment as converted into the relevant local currency, adjusted from time to time for currency rate fluctuations and carried on the books and records of Metron or the relevant Metron Selling Affiliate.

     “Cash Advance” has the meaning given such term in Section 2.3(a).

     “Closing” has the meaning given such term in Section 8.1.

     “Closing Date” means the date on which the Closing is completed pursuant to the terms of Section 8.1.

     “Closing Date Product Purchase Orders” has the meaning given such term in Section 4.1(c).

     “Closing Date Service/Applications Support Contracts” has the meaning given such term in Section 4.4(c).

     “Closing Date Spare Parts Purchase Orders” has the meaning given such term in Section 4.3(c).

     “Closing Date System Start-Ups” has the meaning given such term in Section 4.2(a).

     “Closing Date Warranty Obligations” has the meaning given such term in Section 4.5(d).

     “Common Parts” has the meaning given such term in Section 3.1(d).

     “Confidential Information” has the meaning given such term in Section 11.7.

     “Deductible Amount” has the meaning given such term in Section 12.3.

     “Demonstration Equipment” has the meaning given such term in Section 3.2(b).

     “Demonstration Equipment Listing” has the meaning given such term in Section 3.2(a).

     “Demonstration Equipment Repurchase Price” has the meaning given such term in Section 3.2(c).

     “Distribution Agreements” has the meaning given such term in the Preamble to this Agreement.

     “Distribution Business” means the business of, and right in and to, the distributing, marketing, selling and servicing of the Products under the Distribution Agreements as carried on by Metron and its Affiliates.

     “Effective Date” means the date of this Agreement.

     “Employee Benefits” means any retirement, pension, profit sharing, bonus, stock option, restricted stock, deferred compensation, holiday pay, bonus, commission, health, hospitalization, disability, death, insurance or other employee or fringe benefit plan, scheme, program or arrangement.

     “Entity” means any association, corporation, partnership, limited liability company, trust or other entity (excluding any natural person).

     “Estimated Purchase Price” has the meaning given such term in Section 2.4(a).

     “FSI” has the meaning given such term in the first paragraph of this Agreement.

     “FSI Closing Date Payment” has the meaning given such term in Section 2.4(b).

     “FSI Holdback Amount” has the meaning given such term in Section 2.4(b).

     “FSI Indemnified Parties” has the meaning given such term in Section 12.1.

     “FSI Purchasing Affiliates” means the Affiliates of FSI existing or to be existing as of the Closing Date and listed on Exhibit A attached hereto which will purchase inventory and equipment and assume contracts and service obligations from the Metron Selling Affiliates, all as more particularly described in Articles III and IV.

     “FSI Scheme” means the Group Personal Pension Scheme to be established by FSI or its Affiliate in the United Kingdom as soon as reasonably practical after the Closing Date for the benefit of FSI’s United Kingdom employees, including the Transferred Employees in the United Kingdom.

     “Indemnified Party” has the meaning given such term in Section 12.3.

     “Indemnifying Party” has the meaning given such term in Section 12.3.

     “Initial Cash Advance” has the meaning given such term in Section 2.3(a).

     “Inventory and Equipment Payments” has the meaning given such term in Section 2.2.

     “Inventory Repurchase Price” has the meaning given such term in Section 3.1(c).

     “Israel Distribution Agreement” means the distribution agreement between FSI and Metron which shall be executed at the Closing substantially in the form attached hereto as Exhibit B.

     “Israel Distribution Business” means, before the Closing Date, the business of distributing, marketing, selling and servicing the Products in Israel under the Distribution Agreements, and after the Closing Date, the business of distributing, marketing, selling and servicing the Products in Israel under the Israel Distribution Agreement.

     “Knowledge of FSI” means the actual knowledge of one or more of the individuals listed on Exhibit C, and the knowledge that such individuals should reasonably be expected to have based upon the exercise of duties and responsibilities consistent with their respective offices and areas of management responsibility.

     “Knowledge of Metron” means the actual knowledge of one or more of the individuals listed on Exhibit D, and the knowledge that such individuals should reasonably be expected to have based upon the exercise of duties and responsibilities consistent with their respective offices and areas of management responsibility.

     “Legacy Products” has the meaning given such term in Schedule 11.1 attached hereto.

     “Lien” means any mortgage, security interest, lien (including tax and environmental liens), claim, charge, pledge, option, encumbrance, agreement, voting trust, proxy or other arrangement, and all rights of third parties, including any right of usufruct, restriction or limitation of any kind or nature whatsoever, other than (i) liens for taxes not yet due and payable or which are being contested in good faith, (ii) statutory liens arising in the ordinary course of business such as landlords’ carriers’, warehousemens’, mechanics’ materialmens’, suppliers’ and similar liens, and (iii) liens arising by operation of law which are not material to the asset to which the lien attaches.

     “Listing” means each of the Closing Date Service/Applications Support Contracts Listing, the Demonstration Equipment Listing, the Products and Spare Parts Inventory Listing, the Products Purchase Order Listing, the System Start-Up Listing, the Spare Parts Purchase

Order Listing, the Service/Applications Support Contract Listing and the Warranty Listing and each update to such listings required to be delivered in accordance with this Agreement.

     “Losses” has the meaning given such term in Section 12.1.

     “Metron” has the meaning given such term in the first paragraph of this Agreement.

     “Metron Closing Date Payment” has the meaning given such term in Section 2.4(c).

     “Metron Indemnified Parties” has the meaning given such term in Section 12.2.

     “Metron Scheme” means the Group Personal Pension Scheme maintained by Metron or its Affiliate in the United Kingdom for employees of such Affiliate located in the United Kingdom.

     “Metron Selling Affiliates” means the Affiliates of Metron listed on Exhibit A attached hereto which will sell inventory and equipment and assign contracts and service obligations to the FSI Purchasing Affiliates as more particularly described in Articles III and IV.

     “Metron Shares” has the meaning given such term in Section 2.4(b).

     “Metron Shares Value” has the meaning given such term in Section 2.4(b).

     “Metron Stock” means the common shares of Metron, par value EUR 0.44 per share, of Metron.

     “MTDC” means Metron Technology Distribution Corporation, a California corporation and wholly owned subsidiary of Metron.

     “MTDC Inventory” has the meaning given such term in Section 9.1(o).

     “Net Invoice Price” means, with respect to a Closing Date Product Purchase Order or a Closing Date Spare Parts Purchase Order, the amount payable by the customer indicated on such purchase order less any amounts in respect of shipping, handling, freight, customs, duties, value added taxes, sales taxes and other similar taxes and payments.

     “Note” has the meaning given such term in Section 2.3(a).

     “Permits” has the meaning given such term in Section 9.1(h).

     “Pre-Closing Accounts Receivable” has the meaning given such term in Section 5.1(a).

     “Premium” has the meaning given such term in Section 2.2.

     “Product Commission” has the meaning given such term in Section 4.1(c).

     “Product Inventory” has the meaning given such term in Section 3.1(a).

     “Product Purchase Order Listing” has the meaning given such term in Section 4.1(b).

     “Product Registrations” means registrations, permits, authorizations, approvals and filings with any governmental authority required for the marketing, distribution or sale of any Products or Spare Parts in connection with the Distribution Business (excluding the Israel Distribution Business).

     “Products” means the products subject to the Distribution Agreements (as the term Products is defined in each of such Distribution Agreements).

     “Products and Spare Parts Inventory Listing” has the meaning given such term in Section 3.1(b).

     “Purchase Price” has the meaning given such term in Section 2.2.

     “Rules” has the meaning given such term in Section 13.1.

     “Security Agreement” has the meaning given such term in Section 2.3(a).

     “Service/Applications Support Compensation” has the meaning given such term in Section 4.4(c).

     “Service/Applications Support Contract” has the meaning given such term in Section 4.4(a).

     “Service/Applications Support Contract Listing” has the meaning given such term in Section 4.4(b).

     “Spare Parts” means the spare parts related to the Products subject to the Distribution Agreements (as the term Spare Parts is defined in each of such Distribution Agreements).

     “Spare Parts Commission” has the meaning given such term in Section 4.3(c).

     “Spare Parts Inventory” has the meaning given such term in Section 3.1(a).

     “Spare Parts Purchase Order Listing” has the meaning given such term in Section 4.3(b).

     “System Start-Up Listing” has the meaning given such term in Section 4.2(c).

     “System Start-Up Compensation” has the meaning given such term in Section 4.2(c).

     “Termination Date” has the meaning given such term in Section 9.3.

     “Transfer Amount” means, in relation to an individual employee, the proceeds of the policy in respect of the Metron Scheme.

     “Transferred Employee Tools and Equipment Purchase Price” has the meaning given such term in Section 6.4.

     “Transferred Employees” has the meaning given such term in Section 6.1.

     “Transition Period” means the period commencing on the Effective Date and ending on the Closing Date.

     “Transition Plan” means the plan to be agreed by FSI and Metron in accordance with Section 11.5 and thereafter attached hereto as Schedule 11.5 for transitioning the Distribution Business from Metron to FSI during the Transition Period.

     “Warranty Compensation” has the meaning given such term in Section 4.5(d).

     “Warranty Listing” has the meaning given such term in Section 4.5(c).

     “1998 Distribution Agreement” has the meaning given such term in the Preamble to this Agreement.

     “2000 Distribution Agreement” has the meaning given such term in the Preamble to this Agreement.

     1.2 Interpretation. Whenever used in this Agreement, the singular shall be construed to include the plural and vice versa, where applicable, and the use of the masculine, feminine or neuter gender shall include the other genders. The word “including” means “including without limitation”. The subject matter and language of this Agreement has been the subject of negotiations between the parties and their respective counsel, and this Agreement has been jointly prepared by their respective counsel. Accordingly, this Agreement shall not be construed against any party on the basis that this Agreement was drafted by such party or its counsel. References to Sections, Articles, exhibits or schedules herein shall be to the Sections, Articles, exhibits and schedules contained in or attached to this Agreement, unless otherwise specified.

ARTICLE II
PURCHASE OF DISTRIBUTION BUSINESS

     2.1 Sale and Purchase. On the terms and subject to the conditions of this Agreement, Metron agrees to sell and FSI agrees to purchase on the Closing Date, all of Metron’s right, title and interest in the Distribution Business, excluding the Israel Distribution Business.

     2.2 Consideration. The consideration for the early termination of the Distribution Agreements in accordance with Section 2.8 shall be U.S. $2.75 million (the “Premium”). The amount of (i) the Premium plus (ii) the payments of the Inventory Repurchase Price (which shall be based on the Products and Spare Parts Inventory Listing as of the Closing Date and subject to application of the limitations on FSI inventory repurchase obligations in Section 3.3) and the Demonstration Equipment Repurchase Price (which shall be based on the Demonstration Equipment Listing as of the Closing Date) to be made by FSI in respect of the repurchase of Product Inventory, Spare Parts Inventory and Demonstration Equipment in accordance with Article III hereof (such payments, the “Inventory and Equipment Payments”) plus (iii) any value added taxes assessable on the Product Inventory, Spare Parts Inventory and Demonstration Equipment, to the extent required by law, to be paid by FSI plus (iv) the payment of the Transferred Employee Tools and Equipment Purchase Price to be made by FSI in respect of the purchase of certain property used by the Transferred Employees in accordance with Section 6.4 less (v) the System Start-Up Compensation (which shall be based on the System Start-Up Listing as of the Closing Date and the parties’ agreement as to the percentage completion for each Closing Date System Start-Up) to be paid by Metron in accordance with Section 4.2 less (vi) the Service/Applications Support Compensation (which shall be based on the Service/Applications Support Contract Listing as of the Closing Date) to be paid by Metron in accordance with Section 4.4 less (vii) the Warranty Compensation (which shall be based on the Warranty Listing as of the Closing Date) to be paid by Metron in accordance with Section 4.5(d) is referred to, collectively, as the “Purchase Price”. Metron and FSI each agree to cooperate in good faith to take such actions as the other party may reasonably request (after consultation with its financial advisor) in order to ensure that the payment of the Premium is exempt from value added taxes under applicable law, including cooperating in such other party’s request (at the expense of such other party) for a ruling from the appropriate taxing authorities in The Netherlands that the payment of the Premium is exempt from value added tax under the Laws of the Netherlands.

     2.3 Cash Advance; Note and Security Agreement.

     (a)  On the Effective Date, as a prepayment of a portion of the Purchase Price to be paid on the Closing Date, FSI will make an advance payment to Metron in an initial principal amount of U.S. $3.0 million (the “Initial Cash Advance”) in the form of a loan made pursuant to the Note, dated the Effective Date, by Metron to FSI and attached hereto as Exhibit E (the “Note”) and related Security Agreement, dated the Effective Date, by and between MTDC and FSI (the “Security Agreement”). The Note will provide that FSI will make additional advance payments (each, an “Additional Cash Advance”) as prepayments of a portion of the Purchase Price to be paid on the Closing Date in an aggregate amount up to U.S. $1.0 million pursuant to the Note and the Security Agreement upon satisfaction of the conditions set forth in Section 2.3(b). The amount of the Initial Cash Advance and the aggregate amount of the Additional Cash Advances, the “Cash Advance”.

     (b)  Within thirty (30) days after the Effective Date, FSI will use its commercially reasonable efforts to review and examine, on a country by country basis, the Product Inventory and the Spare Parts Inventory that is subject to repurchase hereunder to determine the adequacy and sufficiency of such inventory as collateral for making Additional Cash Advances. If, after such review and examination, the Product Inventory and Spare Parts Inventory in any country is reasonably determined to be Product Inventory and Spare Parts Inventory that meets the requirements of Section 3.3 hereunder for repurchase by FSI hereunder, FSI will make an Additional Cash Advance to Metron under the Note based on the gross book value of the amount of such Product Inventory and Spare Parts Inventory in such country that will be held by Metron or the applicable Metron Selling Affiliate as of, and be transferred to FSI on, the Closing Date (taking into account historical and projected sales and replenishment of such inventory in the applicable country) under the terms of this Agreement. To the extent that the Product Inventory and Spare Parts Inventory in the applicable country is not subject to a Lien, FSI may request that any such Additional Cash Advance be subject to a first priority Lien in favor of FSI on such Product Inventory and Spare Parts Inventory, and Metron shall, and shall cause the applicable Metron Selling Affiliate to, cooperate in the execution and delivery of appropriate agreements and instruments to evidence such Lien; provided, that obtaining such Lien shall not be a condition of FSI making an Additional Cash Advance, and any costs and expenses incurred in obtaining such first priority Liens shall be paid by FSI.

     2.4 Payments on Closing.

     (a)  No later than five (5) business days prior to the Closing Date, FSI and Metron shall agree on an estimate of the aggregate Purchase Price (the “Estimated Purchase Price”) equal to (i) the Premium, (ii) an estimate of the Inventory and Equipment Payments (based on the most recent Products and Spare Parts Inventory Listing and the Demonstration Equipment Listing delivered by Metron in accordance with Sections 3.1(b) and 3.1(c) and subject to application of the limitations on FSI inventory repurchase obligations in Section 3.3), (iii) an estimate of any value added taxes assessable on the Product Inventory, Spare Parts Inventory and Demonstration Equipment, to the extent required by law, (iv) an estimate of the Transferred Employee Tools and Equipment Purchase Price, (v) an estimate of the System Start-Up Compensation (based on the most recent System Start-Up Listing delivered by Metron in accordance with Section 4.2(b) and the parties’ good faith estimate of Closing Date System Start-Ups and related percentage completion), (vi) an estimate of the Service/Applications Support Compensation (based on the most recent Service/Applications Support Contract Listing delivered by Metron in accordance with Section 4.4(b)), and (vii) an estimate of the Warranty Compensation (based on the most recent Warranty Listing delivered by Metron in accordance with Section 4.5(c)). Each such Listing, and each such estimate, shall be separately identified for each Metron Selling Affiliate listed in Exhibit A.

     (b)  On the Closing Date, if the amount of the Estimated Purchase Price is greater than the amount of the Cash Advance, FSI shall for itself and on behalf of the FSI Purchasing Affiliates (i) pay to Metron, which shall take receipt for itself and on behalf of the Metron Selling Affiliates, an amount (the “FSI Closing Date Payment”) in United States Dollars equal to the Estimated Purchase Price less the amount of the Cash Advance and less the FSI Holdback Amount and (ii) shall forgive all amounts outstanding under the Note in respect of the Cash Advance. For purposes of this Agreement, the “FSI Holdback Amount” shall be an amount equal to the lesser of (x) U.S. $750,000 and (y) the difference between the Estimated Purchase Price and the amount of the Cash Advance. Subject to obtaining the required ratification or approval by the shareholders of Metron, a portion of the FSI Closing Date Payment in an amount equal to U.S. $2,750,000 (the “Metron Shares Value”) shall be made by FSI’s assignment and transfer to Metron or its designated agent of share certificates representing 1,154,492 shares of Metron Common Stock (the “Metron Shares”). In the event that such shareholder ratification or approval is not obtained prior to the Closing Date, the FSI Closing Date Payment shall consist entirely of cash. In addition, in the event that the Metron Shares Value exceeds the FSI Closing Date Payment, the number of Metron Shares shall be reduced to a number representing the amount of the FSI Closing Date Payment. The cash portion of the FSI Closing Date Payment shall be made by wire transfer of immediately available funds to an account designated in writing by Metron.

     (c)  On the Closing Date, if the Estimated Purchase Price is less than the amount of the Cash Advance, (i) Metron shall pay FSI an amount (the “Metron Closing Date Payment”) in United States Dollars equal to the Cash Advance less the amount of the Estimated Purchase Price and (ii) FSI shall forgive all amounts outstanding under the Note in respect of the Cash Advance.

The Metron Closing Date Payment shall be made by wire transfer of immediately available funds to an account designated in writing by FSI.

     2.5 Final Purchase Price Payment.

     (a)  No later than sixty (60) days after the Closing Date, the parties shall agree on the Purchase Price for purposes of adjusting the FSI Closing Date Payment or the Metron Closing Date Payment, as applicable, made on the Closing Date. In determining the Purchase Price the parties shall cooperate with each other and provide each other with reasonable access to all books and records relating to the Distribution Business in their respective possession necessary to determine, review and verify the components of the Purchase Price. If the parties are not able to agree on the Purchase Price within one hundred twenty (120) days after the Closing Date, any disputes related thereto shall be resolved by arbitration in accordance with Article XIII.

     (b)  If FSI made the FSI Closing Date Payment and the Purchase Price, as determined in accordance with this Section 2.5,

(i) exceeds the Estimated Purchase Price, FSI shall pay to Metron the amount of such excess plus the FSI Holdback Amount,

(ii) is less than the Estimated Purchase Price but the amount of such shortfall is less than the FSI Holdback Amount, FSI shall pay to Metron an amount equal to the FSI Holdback Amount less the amount of such shortfall, or

(iii) is less than the Estimated Purchase Price and the amount of such shortfall exceeds the FSI Holdback Amount, Metron shall pay to FSI the amount of such shortfall less the FSI Holdback Amount; provided, however, in no event shall Metron be required to pay an amount that, together with the FSI Holdback Amount, exceeds U.S. $1.25 million plus the amount of the System Start-Up Compensation, the Service/Applications Support Compensation and the Warranty Compensation.

In the event that the number of Metron Shares was reduced in accordance with Section 2.4(b) and subject to obtaining the required ratification or approval by the shareholders of Metron, FSI may pay any amount owing under clauses (i) or (ii) of this Section 2.5(b), or any portion of such amount, by FSI’s assignment and transfer to Metron or its designated agent of Metron Shares so long as the number of Metron Shares so assigned, together with any Metron Shares assigned pursuant to Section 2.4(b) in respect of the FSI Closing Date Payment, do not exceed the Metron Shares Value. For the purposes of determining the number of Metron Shares to be assigned and transferred, the value of each Metron Share shall be the same as set forth in Section 2.4(b). In the event such shareholder ratification or approval is not obtained prior to the Closing Date, any amount owing by FSI under clauses (i) or (ii) of this Section 2.5(b) shall be paid entirely in cash.

     (c)  If Metron made the Metron Closing Date Payment and the Purchase Price, as determined in accordance with this Section 2.5,

(i) exceeds the Estimated Purchase Price, FSI shall pay to Metron the amount of such excess,

(ii) is less than the Estimated Purchase Price, Metron shall pay to FSI the amount of such shortfall; provided, however, in no event shall Metron be required to pay an amount that, together with the Metron Closing Date Payment, exceeds U.S. $1.25 million plus the amount of the System Start-Up Compensation, the Service/Applications Support Compensation and the Warranty Compensation.

     2.6 Offset. The parties agree that any amounts owed by a party hereunder are subject to the right of such party to offset such amounts by amounts owed to such party by the other party hereunder. For the avoidance of doubt, any amounts owed by FSI to Metron in respect of the Purchase Price may be offset against amounts owed by Metron to FSI under the Note in respect of the Cash Advance. Except for offsets of amounts owed by FSI to Metron in respect of the Purchase Price against amounts owed by Metron to FSI under the Note, all offsets shall require the prior written approval of each of the Chief Financial Officers of Metron and FSI.

     2.7 Single Payment. Metron and FSI agree that all cash payments required to be made under this Agreement shall be made solely by FSI to Metron in United States Dollars. Payment under this Article II by FSI to Metron shall constitute payment in full by FSI and the FSI Purchasing Affiliates of all amounts due and payable under this Article II, and neither FSI nor the relevant FSI Purchasing Affiliates shall have any obligations to make any payments directly to the Metron Selling Affiliates. Metron undertakes to transfer to each of the Metron Selling Affiliates such amounts of the Purchase Price to which each such Affiliate may be entitled based on its ownership or possession of Product Inventory, Spare Parts Inventory and/or Demonstration Equipment transferred pursuant to Articles III and IV.

     2.8 Termination of Distribution Agreements; Effectiveness of Israel Distribution Agreement.

     (a)  The parties agree on behalf of themselves and their respective Affiliates that, as of the Closing Date, the Distribution Agreements shall terminate in accordance with their terms but subject to the terms of this Agreement. Except as expressly provided in this Agreement, each party and such party’s insurers, successors and assigns, hereby releases and forever discharges, effective as of the Closing Date, the other party hereto and its Affiliates, shareholders, directors, officers, employees, agents, consultants, successors and assigns from any and all liabilities, claims, demands and causes of action, either in law or in equity, known or unknown, liquidated or unliquidated, which have arisen or may arise out of or are in any way connected with the Distribution Agreements on account of any act, omission, event, occurrence, representation, warranty, failure, default or breach, actual or asserted, of any party hereto or its officers, employees, agents, consultants on or prior to the Closing Date; provided, however, the parties agree that the foregoing shall not apply to those provisions of the Distribution Agreements and associated remedies that, in accordance with Section 5.6 of each Distribution Agreement, survive the Closing Date. The parties further agree on behalf of themselves and their respective Affiliates that, as of the Effective Date, their respective rights to terminate the Distribution Agreements under the terms of such agreements shall be suspended and of no force and effect until such time as this Agreement is terminated in accordance with its terms.

     (b)  Subject to all of the terms and conditions of this Agreement, on the Closing Date, Metron and FSI shall execute the Israel Distribution Agreement.

ARTICLE III
REPURCHASE OF INVENTORY AND EQUIPMENT

     3.1 Repurchase of Inventory.

     (a)  Subject to FSI’s right of inspection and approval provided in Section 3.3, on the Closing Date, the relevant FSI Purchasing Affiliates shall repurchase from the relevant Metron Selling Affiliates (i) the inventory of Products (such inventory, “Product Inventory”) as of the Closing Date and (ii) Spare Parts inventory (such inventory, “Spare Parts Inventory”) as of the Closing Date, provided that in each case such inventory was purchased by Metron or the relevant Metron Selling Affiliate, with respect to SCD system Products, within one (1) year of the Closing Date, and, with respect to MLD system Products, within two (2) years of the Closing Date. The foregoing shall exclude Product Inventory and Spare Parts Inventory held for sale in Israel.

     (b)  On or before the Effective Date, Metron has provided FSI with a true and correct summary schedule of the Product Inventory and the Spare Parts Inventory together with all Aging Spare Parts Inventory held by Metron or the Metron Selling Affiliates as of August 31, 2002, which schedule is attached hereto as Schedule 3.1(b). No later that thirty (30) days from the Effective Date, Metron shall provide FSI with a detailed list (a “Products and Spare Parts Inventory Listing”) of each of the Product Inventory and the Spare Parts Inventory together with all Aging Spare Parts Inventory held by Metron or the Metron Selling Affiliates as of August 31, 2002. Within thirty (30) days following the end of each calendar month from the Effective Date to the Closing Date, Metron shall provide FSI with an updated Products and Spare Parts Inventory Listing, as of the end of such calendar month, including a listing as of the Closing Date; provided, that the Products and Spare Parts Inventory Listing to be delivered within thirty (30) days from the end of October 2002 shall include Products and Spare Parts Inventory Listings as of the end of September 2002 and as of the end of October 2002. Such Products and Spare Parts Inventory Listings shall indicate the relevant Metron Selling Affiliate owning such inventory and shall further specify the location, cost and part or product number of each Spare Part or Product, as the case may be.

     (c)  The price to be paid by FSI to Metron for receipt on behalf of itself and each Metron Selling Affiliate on the Closing Date for Product Inventory and Spare Parts Inventory as of the Closing Date (the “Inventory Repurchase Price”) shall be equal to (i) the gross book value of such Product Inventory and Spare Parts Inventory as reflected in the accounts of Metron and the Metron Selling Affiliates consisting of the Base Cost, customs duties and freight, as and if adjusted for currency translation plus (ii) applicable value added taxes if assessable on Metron’s Base Cost for such Product Inventory and Spare Parts Inventory under the relevant laws of the country in which the Product Inventory and Spare Parts Inventory is repurchased. Payment of the Inventory Repurchase Price shall be made in accordance with the terms of Article II governing payment of the Purchase Price. For purposes of reviewing and verifying the Inventory Repurchase Price, including the Base Cost, customs duties and freight, Metron shall provide FSI at FSI’s request with reasonable access to the books and records of Metron and the Metron Selling Affiliates relating to the components of Base Cost, customs and freight for the Product Inventory and Spare Parts Inventory to be purchased by FSI in accordance with this Section 3.1.

     (d)  Product Inventory and Spare Parts Inventory shall not include any inventory of Common Parts, and the FSI Purchasing Affiliates shall have no obligation to repurchase any Common Parts held by the Metron Selling Affiliates. For purposes of this Agreement, “Common Parts” means parts that were not originally purchased from FSI and that are used or sold by Metron both in the conduct of the Distribution Business and in the conduct of other businesses in which Metron is engaged.

     (e)  If and to the extent that any Metron Selling Affiliate possesses Aging Spare Parts Inventory identified in the Products and Spare Parts Inventory Listing, FSI shall have the right, but not the obligation, to cause the relevant FSI Purchasing Affiliate to purchase all or any part of any such Aging Spare Parts Inventory on the Closing Date on the terms set forth in Section 3.1(c) above. If and to the extent FSI does not cause its Affiliates to purchase any amount of such Aging Spare Parts Inventory or any Product Inventory or Spare Parts Inventory in accordance with Section 3.3(a) as of the Closing Date, Metron shall make a written offer to FSI for the sale of all such Aging Spare Parts Inventory, Product Inventory or Spare Parts Inventory not purchased at the Closing within sixty (60) days after the Closing Date. Such offer shall set forth a detailed list of the Aging Spare Parts Inventory, Product Inventory or Spare Parts Inventory to be purchased together with the price and delivery terms for such Aging Spare Parts Inventory, Product Inventory or Spare Parts Inventory. Such list shall indicate the relevant Metron Selling Affiliate owning such inventory and shall further specify, by Spare Part, the quantity, location, price, and part description and number. FSI shall have fifteen (15) days in which to accept or reject such offer. In the event FSI rejects the offer, Metron and its Affiliates shall be free to sell such Aging Spare Parts Inventory, Product Inventory and Spare Parts Inventory notwithstanding the terms of Section 11.1.

     (f)  Within thirty (30) days of the Effective Date, Metron shall provide FSI with (i) its current Spare Parts price list and the methodology it uses for determining the prices Metron and the Metron Selling Affiliates quote to customers for Spare Parts and (ii) a list of any Spare Parts, service support and applications support price lists that are specific to any of customers of Metron and the Metron Selling Affiliates.

     3.2 Repurchase of Equipment.

     (a)  On the Closing Date FSI shall repurchase from Metron its demonstration equipment used for the sale of Products under the Distribution Agreements (excluding such equipment that is used for the sale of Products in Israel) (such equipment, the “Demonstration Equipment”) as of the Closing Date.

     (b)  No later than thirty (30) days from the Effective Date, Metron shall provide FSI with a detailed list (a “Demonstration Equipment Listing”) of the Demonstration Equipment purchased from FSI by Metron and held by Metron or its Affiliates as of August 31, 2002. Such Demonstration Equipment Listing shall indicate Metron or the relevant Metron Selling Affiliate owning or possessing such Demonstration Equipment and shall further specify the product number, location and current book value of each such item of Demonstration Equipment. Within thirty (30) days following the end of each fiscal quarter of Metron from the Effective Date to the Closing Date, or at such other times as the parties may agree, Metron shall provide FSI with an updated Demonstration Equipment Listing, including a listing as of Closing Date.

     (c)  The price to be paid by FSI or the relevant FSI Purchasing Affiliate to Metron (for receipt on behalf of itself and each relevant Metron Selling Affiliate) on the Closing Date for Demonstration Equipment as of the Closing Date (the “Demonstration Equipment Repurchase Price”) shall be (i) the book value of such equipment, plus (ii) value added taxes assessable on Metron’s Base Cost for such equipment under the laws of the relevant country in which the equipment is repurchased. Payment of the Demonstration Equipment Repurchase Price shall be made in accordance with the terms of Article II governing payment of the Purchase Price.

     3.3 Limitations on Repurchase Obligations.

     (a)  Notwithstanding the foregoing, FSI reserves the right to reasonably reject and shall have no obligation to repurchase Product Inventory or Spare Parts Inventory (i) which is not in the condition (including original packaging) as originally delivered to Metron or (ii) which does not meet FSI’s then current design standards. In addition, FSI may reject, in its sole discretion, and FSI shall have no obligation to repurchase Product Inventory or Spare Parts Inventory that was purchased by Metron or the relevant Metron Selling Affiliate, with respect to SCD system Products, more than one (1) year prior to the Closing Date, and, with respect to MLD system Products, more than two (2) years prior to the Closing Date.

     (b)  In order to exercise the foregoing rights, FSI and its authorized representatives shall have the right during the Transition Period to review and inspect the Product Inventory, Spare Parts Inventory and Aging Spare Parts Inventory in accordance with the terms of Section 11.2.

     3.4 Returns during Transition Period. During the Transition Period, the parties agree that any returns of Products or Spare Parts shall be governed by the terms of the Distribution Agreements. The terms and conditions of FSI’s then current Spare Parts policy in effect under the Distribution Agreement (including the restrictions on repurchase of obsolete Spare Parts inventory) shall otherwise apply to the repurchase of Spare Parts Inventory hereunder, except to the extent such Spare Parts policy contradicts or is inconsistent with the express terms and conditions in this Article III.

     3.5 Delivery to FSI. Metron shall and shall cause the Metron Selling Affiliates to deliver the Product Inventory, Spare Parts Inventory and Demonstration Equipment purchased by the FSI Purchasing Affiliates on the Closing Date free and clear of all Liens in accordance with the Transition Plan and the written instructions of FSI and pursuant to the documents and instruments to be delivered by Metron pursuant to Section 8.4(b). Any freight and customs charges payable or value added taxes payable in connection with the repurchase by FSI of the Product Inventory, Spare Parts Inventory and Demonstration Equipment shall be paid by FSI and the FSI Purchasing Affiliates. FSI and the FSI Purchasing Affiliates shall specify the shipping terms in writing to Metron no fewer than ten (10) days prior to the date of transfer including the manner of shipment, the identity of the carrier and the shipment destination.

ARTICLE IV
ASSUMPTION OF PURCHASE ORDERS AND AGREEMENTS

     4.1 Purchase Orders for Products.

     (a)  On the Closing Date, Metron shall, and shall cause the Metron Selling Affiliates to, transfer to the designated FSI Purchasing Affiliates, and the FSI Purchasing Affiliates shall assume, all remaining obligations outstanding under purchase orders for Products outstanding as of the Closing Date to the extent permitted by the terms of each such purchase order. The responsibility for accepting orders for Products, invoicing customers, distributing Products to customers and servicing customers shall transfer from Metron and its Affiliates to FSI or its Affiliates on the Closing Date. The foregoing shall exclude purchase orders for the sale of Products in Israel.

     (b)  No later than thirty (30) days from the Effective Date, Metron shall provide FSI with a detailed list (a “Product Purchase Order Listing”) of each purchase order for Products outstanding (i.e., remaining to be fulfilled) as of August 31, 2002 (excluding purchase orders for the sale of Products in Israel). The Product Purchase Order Listing shall indicate Metron or the relevant Metron Selling Affiliate holding each order, the applicable customer, customer location, date of acceptance of order, Product description, quantity and value of purchase order and any start-up, installation and commissioning obligations remaining to be fulfilled. Within thirty (30) days following the end of each fiscal quarter of Metron from the Effective Date to the Closing Date, or at such other times as the parties may agree, Metron shall provide FSI with an updated Product Purchase Order Listing, including a listing as of the Closing Date.

     (c)  With respect to purchase orders for Products that are outstanding as of the Closing Date and transferred to and assumed by FSI or the FSI Purchasing Affiliates in accordance with Section 4.1(a) (“Closing Date Product Purchase Orders”), FSI, for itself and on behalf of the FSI Purchasing Affiliates, agrees to pay Metron, which shall take receipt on behalf of itself and the Metron Selling Affiliates, the following commissions (each, a “Product Commission”) on such Closing Date Product Purchase Orders:

(i) for Closing Date Product Purchase Orders for the purchase of SCD system Products, a Product Commission equal to [***] of the Net Invoice Price, and

(ii) for Closing Date Product Purchase Orders for the purchase of MLD system Products, a Product Commission equal to [***] of the Net Invoice Price.

Notwithstanding the foregoing, FSI shall have no obligation to pay the Product Commission on Closing Date Product Purchase Orders with respect to which the Products subject to the order do not ship within twelve (12) months from the Closing Date, so long as such delay in shipment is at the request of the customer or due to action on the part of the customer (including cancellation of the Closing Date Product Purchase Order); provided, however, in the event that a customer cancels a Closing Date Product Purchase Order after the Closing Date and subsequently submits a purchase order for Products that is substantially equivalent (including as to quantity, price, type of Product and delivery location) to the cancelled Closing Date Product Purchase Order and the Products subject to such new purchase order ship within twelve (12) months from the Closing

Date, FSI shall pay Metron the Product Commission on such purchase order up to the amount that would have been paid in respect of the Product Commission on the cancelled Closing Date Product Purchase Order. The parties agree to conduct their business in the ordinary course during the Transition Period. During the Transition Period, FSI agrees not to encourage customers to either postpone the placement of orders until after March 1, 2003 or to cancel current orders with Metron, and Metron agrees not to encourage customers to accelerate the placement of orders. FSI shall pay amounts owed to Metron in respect of the Product Commission within thirty (30) days after FSI’s shipment of the Products. Metron shall be responsible for transmitting to the appropriate Metron Selling Affiliate any such commissions allocable to such of Metron’s Affiliates.

     (d)  During the Transition Period, FSI and Metron agree to continue the discount sharing arrangements set forth in the Distribution Agreements.

     (e)  Neither Metron nor any of the Metron Selling Affiliates shall have any right to receive any commissions on or otherwise receive remuneration for purchase orders generated or received after the Closing Date for Products or for any other equipment, warranties or services or amounts billed under such purchase orders.

     4.2 System Start-Ups.

     (a)  On the Closing Date, Metron shall, and shall cause the relevant Metron Selling Affiliates to, transfer to FSI or the relevant FSI Purchasing Affiliates, and FSI or the FSI Purchasing Affiliates shall assume, all remaining outstanding obligations for system start-up, installation and commissioning under purchase orders for Products that have been shipped but for which the system start-up, installation and commissioning is not completed as of the Closing Date (collectively, the “Closing Date System Start-Ups”). The foregoing shall exclude Closing Date System Start-Ups for Products in Israel.

     (b)  No later than thirty (30) days from the Effective Date, Metron shall provide FSI with a detailed list (a “System Start-Up Listing”) of each purchase order for which for system start-up, installation and commissioning remains to be completed as of August 31, 2002. The System Start Up Listing shall indicate Metron or the relevant Metron Selling Affiliate responsible for such System Start-Up, the applicable customer, customer location, date of acceptance of order, system start-up, installation and commissioning to be performed, amount in the purchase order attributable to start-up, installation and commissioning the start-up, installation and commissioning obligations remaining to be fulfilled. Within thirty (30) days following the end of each fiscal quarter of Metron from the Effective Date to the Closing Date, or at such other times as the parties may agree, Metron shall provide FSI with an updated System Start-Up Listing, including a listing as of the Closing Date.

     (c)  With respect to Closing Date System Start-Ups assumed by FSI or the FSI Purchasing Affiliates pursuant to Section 4.2(a), Metron shall compensate FSI for the work remaining to complete all Closing Date System Start-Ups. The amount of compensation to be paid by Metron in respect of such Closing Date System Start-Ups (the “System Start-Up Compensation”) shall be determined by the parties by multiplying the remaining percentage completion for each Closing Date System Start-Up by the standard fee charged for start-up, installation and commissioning for similar customers purchasing similar Products (or if the fee for start-up, installation and commissioning is separately indicated in the purchase order, by such fee). The parties determination of percentage completion shall be computed by dividing the number of hours provided by Metron’s service engineers as of the Closing Date by the standard total number of service engineer hours provided by Metron for start-up, installation and commissioning for similar customers purchasing similar Products. Payment of the System Start-Up Compensation shall be made in accordance with the terms of Article II governing payment of the Purchase Price.

     4.3 Purchase Orders for Spare Parts.

     (a)  On the Closing Date, Metron shall, and shall cause the Metron Selling Affiliates to, transfer to FSI or the relevant FSI Purchasing Affiliates, and FSI or the FSI Purchasing Affiliates shall assume, all remaining obligations outstanding under purchase orders for Spare Parts outstanding as of the Closing Date, to the extent permitted by the terms of each such purchase order. The responsibility for accepting orders for Spare Parts, invoicing customers, distributing Spare Parts to customers and servicing customers shall transfer from Metron or its Affiliates to FSI or its Affiliates on the Closing Date. The foregoing shall exclude purchase orders for the sale of Spare Parts in Israel.

     (b)  No later than thirty (30) days from the Effective Date, Metron shall provide FSI with a detailed list (a “Spare Parts Purchase Order Listing”) of each purchase order for Spare Parts outstanding (i.e., remaining to be fulfilled) as of August 31, 2002 (excluding purchase orders for the sale of Spare Parts in Israel). The Spare Parts Purchase Order Listing shall indicate Metron or the relevant Metron Selling Affiliate holding each such order, the applicable customer, customer location, date of acceptance of order, spare parts description and quantity and value of purchase order. Within thirty (30) days following the end of each fiscal quarter of Metron from the Effective Date to the Closing Date, or at such other times as the parties may agree, Metron shall provide FSI with an updated Spare Parts Purchase Order Listing, including a listing as of the Closing Date.

     (c)  With respect to purchase orders for Spare Parts that are outstanding as of the Closing Date and transferred to and assumed by FSI or its Affiliates in accordance with Section 4.3(a) (“Closing Date Spare Parts Purchase Orders”), FSI for itself and on behalf of the FSI Purchasing Affiliates, agrees to pay Metron which shall take receipt on behalf of itself and the Metron Selling Affiliates, a commission equal to [***] of the Net Invoice Price (the “Spare Parts Commission”). Notwithstanding the foregoing, FSI shall have no obligation to pay the Spare Parts Commission on Closing Date Spare Parts Purchase Orders with respect to which the Spare Parts subject to the order do not ship within twelve (12) months from the Closing Date, so long as such delay in shipment is at the request of the customer or due to action on the part of a customer (including cancellation of the Closing Date Spare Parts Purchase Order); provided, however, in the event that a customer cancels a Closing Date Spare Parts Purchase Order after the Closing Date and subsequently submits a purchase order for Spare Parts that is substantially equivalent (including as to quantity, price, type of Spare Part and delivery location) to the cancelled Closing Date Spare Parts Purchase Order and the Spare Parts subject to such new purchase order ship within twelve (12) months from the Closing Date, FSI shall pay Metron the Spare Parts Commission on such purchase order up to the amount that would have been paid in respect of the Spare Parts Commission on the cancelled Closing Date Spare Parts Purchase Order. FSI shall pay amounts owed to Metron in respect of the Spare Parts Commission within thirty (30) days after FSI’s shipment of the Spare Parts. Metron shall be responsible for transmitting to the appropriate Metron Selling Affiliate any such commissions allocable to such of Metron’s Affiliates.

     (d)  Neither Metron nor any of the Metron Selling Affiliates shall have any right to receive any commissions on or otherwise receive remuneration for purchase orders generated or received after the Closing Date for Spare Parts or for any other equipment, warranties or services or amounts billed under such purchase orders.

     4.4 Assumption of Service and Support Contracts.

     (a)  On the Closing Date, Metron shall, and shall cause the Metron Selling Affiliate to, transfer to FSI or the relevant FSI Purchasing Affiliates, and FSI or the FSI Purchasing Affiliates shall assume, all remaining obligations incurred in the ordinary course of business and outstanding under service contracts, preventative maintenance and application support contracts for Products or for Spare Parts entered into in the ordinary course of business by Metron or the Metron Selling Affiliates with customers purchasing Products or Spare Parts (each such contract, a “Service/Applications Support Contract”) outstanding as of the Closing Date to the extent permitted by the terms of each such contract. The foregoing shall exclude Service/Applications Support Contract for Products and Spare Parts in Israel.

     (b)  No later than thirty (30) days from the Effective Date, Metron shall provide FSI with a detailed list (a “Service/Applications Support Contract Listing”) of each Service/Applications Support Contract entered into with respect to Products or Spare Parts that is still in effect as of August 31, 2002 (excluding contracts with customers in Israel). The Service/Applications Support Contract Listing shall indicate Metron or the relevant Metron Selling Affiliate which is a party to each such contract or commitment, the applicable customer, customer location, date and duration of the contract and description of the contract, and the identity of the Metron service technician principally responsible for such support. Metron shall also provide a complete and correct copy of each such Service/Applications Support Contract. Within thirty (30) days following the end of each fiscal quarter of Metron from the Effective Date to the Closing Date, or at such other times as the parties may agree, Metron shall provide FSI with an updated Service/Applications Support Contract Listing, including a listing as of the Closing Date.

     (c)  With respect to Service/Applications Support Contracts that are outstanding as of the Closing Date (“Closing Date Service/Applications Support Contracts”) assumed by FSI or the FSI Purchasing Affiliates pursuant to Section 4.4(a), if customers have pre-paid any amounts payable under such contracts, Metron shall compensate FSI (for receipt on behalf of itself and the FSI Purchasing Affiliates) for the assumption of the remaining obligations under such contracts. The amount of compensation to be paid by Metron in respect of such Closing Date Service/Applications Support Contracts (the “Service/Applications Support Compensation”) shall be determined by the parties based upon the percentage completion of each Closing Date Service/Applications Support Contract. Payment of the Service/Applications Support

Compensation shall be made in accordance with the terms of Article II governing payment of the Purchase Price.

     (d)  Metron shall and shall cause the relevant Metron Selling Affiliates to use commercially reasonable efforts to assign to FSI or its Affiliates the Closing Date Service/Applications Support Contracts, including using commercially reasonable efforts to cause customers to approve and accept the assignment of such contracts to FSI or the FSI Purchasing Affiliates. In the event that a customer does not accept or approve the assignment of its Closing Date Service/Applications Support Contract to FSI or the relevant FSI Purchasing Affiliate, Metron shall or shall cause its Affiliates to continue to perform its obligations under such contract and, upon Metron’s reasonable request and in connection therewith, FSI will make available to Metron the services of FSI’s service technicians and Spare Parts to perform the services reasonably necessary to the performance of such obligations. FSI shall make such service technicians and Spare Parts available to Metron upon terms and conditions to be mutually agreed by FSI and Metron. In the event FSI provides service technicians or Spare Parts to fulfill a Service/Applications Support Contract retained by Metron or a Metron Selling Affiliate, Metron shall or shall cause the relevant Metron Selling Affiliate to pay over to FSI the full amount of all payments received from the customer under such contract, including the profit margin, less 10% to be retained by Metron.

     (e)  Neither Metron nor any of the Metron Selling Affiliates shall have any right to receive any commissions on or otherwise receive remuneration in connection with the assignment of Closing Date Service/Applications Support Contracts to FSI or the FSI Purchasing Affiliates, including any right to receive any remuneration for amounts received by FSI or the FSI Purchasing Affiliates for the performance under such assigned contracts.

     4.5 Assumption of Parts and Labor Warranties.

     (a)  With respect to Products and Spare Parts purchased by Metron prior to the Closing Date, FSI shall retain all obligations in respect of warranty parts in accordance with the terms and conditions of FSI’s standard warranties set forth in the Distribution Agreements. In the event that Metron has provided any extension of such parts warranty beyond such standard terms and conditions and such extension remains in effect after the Closing Date, Metron shall reimburse FSI for assuming any obligations under such extension of FSI’s standard parts warranty. The amount to be reimbursed shall be agreed by the parties based on the parties’ warranty experience for the Products subject to such extended warranty.

     (b)  With respect to Products and Spare Parts purchased by Metron prior to the Closing Date, FSI agrees to assume or cause the FSI Purchasing Affiliates to assume all obligations of Metron or its Affiliates in respect of any labor warranty remaining in effect as of the Closing Date. Metron shall reimburse FSI for assuming any obligations under such any such labor warranty. The amount to be reimbursed shall be agreed by the parties based on the parties’ warranty experience for the Products and on Metron’s average cost for service technicians (it being understood that the average cost per hour shall be calculated by dividing the salary and benefits for the service technician by the customary number of hours worked in the relevant jurisdiction) multiplied by the average number of hours required to satisfy labor warranty claims for Products.

     (c)  No later than thirty (30) days from the Effective Date, Metron shall provide FSI with a detailed list (a “Warranty Listing”) of all outstanding parts and labor warranties for Products or Spare Parts sold under the Distribution Agreement (excluding warranties with for Products or Spare Parts sold in Israel). The Warranty Listing shall indicate Metron or the relevant Metron Selling Affiliate obligated to perform such warranty, the applicable customer, customer location, product and date of sale, warranty obligation description (including whether it is a standard FSI warranty or non-standard warranty), remaining warranty term and estimated cost of the outstanding warranty obligation. Within thirty (30) days following the end of each fiscal quarter of Metron from the Effective Date to the Closing Date, or at such other times as the parties may agree, Metron shall provide FSI with an updated Warranty Listing, including a listing as of the Closing Date.

     (d)  With respect to parts and labor warranties for Products or Spare Parts that are outstanding as of the Closing Date (“Closing Date Warranty Obligations”) assumed by FSI or the FSI Purchasing Affiliates pursuant to Sections 4.5(a) and 4.5(b), Metron shall compensate FSI for the assumption of such warranties. The amount of compensation to be paid by Metron in respect of such Closing Date Warranty Obligations (the “Warranty Compensation”) shall be determined by the parties based on the Warranty Listing and in accordance with Sections 4.5(a) and 4.5(b). Payment of the Warranty Compensation shall be made in accordance with the terms of Article II governing payment of the Purchase Price.

     (e)  In the event that a customer does not accept or approve the assumption of its parts and labor warranty by FSI or the relevant FSI Purchasing Affiliate, Metron shall or shall cause its Affiliates to continue to perform its obligations under such warranty and, upon Metron’s reasonable request and in connection therewith, FSI shall make available to Metron the services of FSI’s service technicians and Spare Parts to perform the services reasonably necessary to the performance of such obligations. Metron shall reimburse FSI for providing such service technicians and Spare Parts. The amount to be reimbursed in respect of service technicians shall be based on FSI’s cost per hour for service technicians (it being understood that the cost per hour shall be calculated based on the salary and benefits for the service technician) multiplied by the actual number of hours worked by the service technician to satisfy the warranty obligation. The amount to be reimbursed in respect of Spare Parts shall, unless the Spare Part is subject to an FSI warranty, be FSI’s cost for the Spare Part. If the Spare Part is subject to an FSI warranty, Metron shall have no obligation to reimburse FSI for the Spare Part.

ARTICLE V
ACCOUNTS RECEIVABLE AND INVOICES

     5.1 Collection of Accounts Receivable.

     (a)  Metron shall retain all accounts receivable outstanding in connection with the Distribution Business as of the Closing Date (the “Pre-Closing Accounts Receivable”), and, except as provided below, shall be responsible for all collection activities for such Pre-Closing Accounts Receivable. Subject to Section 5.1(c), in the event that FSI or any of its Affiliates receives a payment in respect of any Pre-Closing Account Receivable, FSI shall within thirty (30) days of receipt of such payment pay over such payment to Metron. In the event that Metron or any of its Affiliates receives a payment in respect of any an account receivable generated by

FSI with respect to the Distribution Business (excluding the Israel Distribution Business) after the Closing Date, Metron shall within thirty (30) days of receipt of such payment pay over such payment to FSI.

     (b)  On the Closing Date, Metron shall provide FSI with a listing, as of February 28, 2003, of all Pre-Closing Accounts Receivable related to SCD system Products and MLD system Products. FSI and Metron shall cooperate in good faith in order to facilitate the prompt payment by customers to Metron or its Affiliates of all such Product Pre-Closing Accounts Receivable.

     (c)  In the event that any Product Pre-Closing Account Receivable is more than sixty (60) days outstanding on the Closing Date or becomes more than sixty (60) days outstanding at any time after the Closing Date and the reason for non-payment by the customer is not the result of any dispute with a customer stemming from a failure of the relevant Product or any deficiency in respect of any post-Closing services assumed and rendered by FSI or its Affiliates in accordance with this Agreement, FSI shall, in exchange for Metron’s assignment of such Pre-Closing Account Receivable to FSI, pay Metron in full for the amount outstanding under such Pre-Closing Account Receivable and, upon such assignment, shall assume responsibility for all collection activities for such Pre-Closing Account Receivable. For the avoidance of doubt, the parties agree that FSI shall have no obligation to assume responsibility for the collection of any such Product Pre-Closing Account Receivable if Metron’s failure to collect is due to a credit issue with the customer, the customer’s cash flow problems or any disputes over proper invoicing or shipment of Products made by Metron or its Affiliates prior to Closing.

     5.2 Payment of Open Invoices. Metron shall continue to be responsible, in accordance with the Distribution Agreements, for the payment of all amounts owed to FSI under the Distribution Agreements accrued up to the Closing Date in accordance with the prices and terms and conditions of sale of FSI that were in effect as of the date of the sale, including all amounts under any invoices issued by FSI to Metron for purchase of Products or Spare Parts under the Distribution Agreements.

ARTICLE VI
EMPLOYEES

     6.1 Employees of the Distribution Business. Schedule 6.1 sets forth a list of ninety-two (92) employees of Metron or its Affiliates who are employed in the sales, marketing, support or servicing of Products as part of the Distribution Business to be acquired by FSI pursuant to this Agreement and includes each such employee’s job title, country of residence and Metron Affiliate which is such employee’s employer. Metron and FSI agree that, as of the Closing Date, the number of employees to be transferred to FSI shall be the ninety-two (92) employees set forth on Schedule 6.1, less any number of such employees who resign or retire from the employ of Metron or its Affiliates or who die or become disabled prior to the Closing Date (the employees so transferred, the “Transferred Employees”). Metron shall provide FSI with updates to the list included on Schedule 6.1 from time to time up to and including the Closing Date to reflect any changes in the list of such employees. No later that thirty (30) days from the Effective Date, Metron shall provide FSI with (i) an update to Schedule 6.1 to include a brief summary of the employment terms for each such employee, including compensation, salary, bonus and commission arrangements, notice entitlement, date of birth and length of service and

(ii)  an update to Schedule 9.1(j) to include all Employee Benefits to which each such employee is entitled (other than Employee Benefit plans and arrangements that are imposed by statute). Metron shall not, prior to the Closing Date, increase any compensation, modify any Employee Benefits or otherwise alter the terms of employment of any of the Transferred Employees, except for (x) compensation increases approved in advance and in writing by FSI, (y) currently planned merit salary increases for a selected number of Transferred Employees not to exceed [***] of salary and (z) such modifications to Employee Benefits or employment terms as are required by law.

     6.2 Metron Responsibilities. Metron shall have the following responsibilities and liabilities with respect to employees:

     (a)  Metron shall be responsible for undertaking all notifications and consultations with the appropriate representatives of any employees of Metron who might be deemed to be employed by the Distribution Business as of the Effective Date.

     (b)  Metron shall be responsible for and shall pay or cause its Affiliates to pay any and all severance or redundancy costs together with all awards for unfair dismissal or failure of Metron to comply with relevant laws and regulations relating to the transfer of employees, including any consultation and notification obligations, which may become due and owing to any person other than a person who, immediately after the Closing, is one of the Transferred Employees. Metron shall further pay or reimburse FSI for all amounts accrued and due and owing to any Transferred Employees as of the Closing Date under Employee Benefit plans which will be continued by FSI after the Closing.

     (c)  Metron shall indemnify and hold harmless FSI from and against all claims, costs, liabilities and damages arising out of any claim by any person, including any Transferred Employee, for payment of salary, bonus or commissions, for a breach of applicable laws or regulations relating to the transfer of employees, for unfair dismissal, or for payment of severance amounts or redundancy payments arising prior to or after the Closing based solely on the acts or omissions of Metron prior to the Closing. In addition, Metron shall indemnify and hold harmless FSI from and against all claims, costs, liabilities and damages based on a claim for payment of severance amounts and redundancy costs or unfair dismissal by any Metron employee by reason of constructive termination of employment arising out of or based on the consummation of the transactions contemplated by this Agreement. In the event that the employment of any employee of Metron, other than a Transferred Employee, is deemed to transfer to FSI, whether by operation of law or otherwise, FSI shall have the right to terminate such employee promptly, and Metron shall indemnify and hold harmless FSI from and against all claims, costs (including reasonable attorneys fees), liabilities and damages arising out of any claim by any such person for payment of salary, bonus or commissions, for a breach of applicable laws or regulations relating to the transfer of employees, for unfair dismissal or for the payment of severance amounts or redundancy payments arising, directly or indirectly from the employment transferred to FSI or its termination by FSI; in exercising the foregoing rights, FSI shall use commercially reasonable efforts so as to minimize the amount of any claims by such employee for payment of salary, bonuses or commissions, for damages for unfair dismissal or for the payment of severance and redundancy amounts.

     (d)  No later than thirty (30) days from the Effective Date, Metron shall provide to FSI all documents describing or constituting Employee Benefits plans or arrangements applicable to the Transferred Employees that are disclosed in the update to Schedule 9.1(j) to be delivered after the Effective Date in accordance with Section 6.1.

     (e)  Metron shall pay to the Transferred Employees all salaries, bonuses, commissions, vacation pay, expenses claims, sick pay and similar compensation due and payable to the Transferred Employees through and including the Closing Date. In addition, Metron or the relevant Metron Selling Affiliate shall pay to the Transferred Employees all commissions arising in respect of Closing Date Product Purchase Orders and Closing Date Spare Parts Purchase Orders in accordance with any commission plans or programs in effect at Metron for such Transferred Employees. All such amounts referred to above shall be paid to the Transferred Employees on or before the Closing Date.

     (f)  Metron shall assign or shall cause its relevant Affiliates to assign to FSI or its designated Affiliates all auto leases held by Metron or its Affiliates on the Closing Date for automobiles used by any of the Transferred Employees in the Distribution Business, subject to the consent of the lessors, if necessary. In the event Metron or its Affiliates are unable to secure the consent of any of the lessor to the assignment of such leases, Metron shall or shall cause its Affiliates to continue to make all lease and insurance payments in respect of such autos for the remainder of the lease term. Metron shall invoice FSI for all such auto lease and insurance payments on a monthly basis, which invoices shall be paid by FSI within thirty (30) days of the date of invoice.

     6.3 FSI Responsibilities. FSI shall have the following responsibilities and liabilities with respect to Transferred Employees:

     (a)  FSI shall consult with Metron and provide Metron with all relevant information, in good faith, concerning FSI’s plans for the Distribution Business in order to enable Metron to fulfill its obligations to the employees of the Distribution Business as provided in Section 6.2(a) above. FSI shall further participate with Metron in such consultations with employees as and to the extent reasonably requested by Metron.

     (b)  FSI shall continue the employment of all of the Transferred Employees in accordance with their terms of employment as such terms of employment exist on the Closing Date, and shall pay to the Transferred Employees all salaries, bonuses, commissions, vacation pay, expenses claims, sick pay and similar compensation to the Transferred Employees arising after the Closing Date.

     (c)  FSI shall continue all Employee Benefits plans or replace such Employee Benefits plans with new or existing FSI plans which are substantially the same as the Employee Benefits plans maintained by Metron for the benefit of the Transferred Employees on the Closing Date, and shall pay to the Transferred Employees all amounts arising under such Employee Benefit plans after the Closing Date.

     (d)  FSI shall indemnify and hold harmless Metron from and against all claims, costs, liabilities and damages arising out of any claim by a Transferred Employee for payment of salary, bonus or commissions, for unfair dismissal or for payment of severance amounts or redundancy payments in the event FSI terminates such Transferred Employee after the Closing Date.

     (e)  FSI shall indemnify and hold harmless Metron from and against all claims, costs, liabilities and damages related to the automobiles and automobile leases referred to in Section 6.2(f) arising after the Closing, subject to Metron’s obligation to make lease payments and insurance payments under Section 6.2(f) if the consent of a lessor to assignment of an automobile lease is not obtained and to any recovery obtained by Metron under insurance policies it maintains with respect to such automobiles and automobile leases.

     6.4 Employee Property. If and to the extent any of the Transferred Employees utilize laptop computers, cell phones, pagers, calculators or similar equipment in connection with their employment in the Distribution Business, Metron shall permit the Transferred Employees to retain such equipment and FSI shall compensate Metron at the rate of $1,000 for each Transferred Employee possessing such equipment. FSI shall have no obligation to compensate Metron with respect to any Transferred Employee who does not possess or use such equipment in his or her employment. In addition, to the extent that any of the Transferred Employees utilize tools or training manuals and tools in the course of providing support services for Products in the Distribution Business, Metron shall permit such Transferred Employees to retain such tools and training materials, and FSI shall compensate Metron for such equipment at the net book value of such items. The aggregate amount of the compensation payable by FSI to Metron under this Section 6.4 shall be referred to as the “Transferred Employee Tools and Equipment Purchase Price.” On or before the Closing Date, Metron shall provide FSI with a list of those Transferred Employees possessing such computers, cell phones, pagers, calculators, tools and training tools, together with a list, by Transferred Employee, of all such equipment and items.

     6.5 Applicability of Certain Provisions to Employees Located in France. The parties agree that the provisions of Sections 6.1, 6.2, 6.3 and 6.4 shall not be binding upon Metron or its Affiliate in France and shall have no force or effect with respect to employees of Metron or its Affiliate in France who are located in France unless and until (a) either Metron or its Affiliate in France has informed and consulted with its Affiliate’s works council in France regarding the transactions contemplated by this Agreement in accordance with applicable laws and regulations relating to the transfer of employees located in France, and (b) to the extent legally required as a result of such consultations under applicable laws and regulations, such provisions have been amended by mutual agreement of the parties with respect their application to employees of Metron or its Affiliate in France who are located in France.

     6.6 Non-Solicitation. Metron agrees that it will not and will not permit its Affiliates to directly or indirectly solicit any FSI employee, including any of the Transferred Employees, to become an employee, director, consultant or contractor with or for Metron or any of its Affiliates or to enter into any agreement with any FSI employee in any of the foregoing capacities for a period of one (1) year from the Closing Date. FSI agrees that it will not and will not permit any of its Affiliates to directly or indirectly solicit any Metron employee to become an employee, director, consultant or contractor with or for FSI or any of its Affiliates or to enter into any agreement with a Metron employee in any of the foregoing capacities for a period of one (1) year from the Closing Date. Notwithstanding the foregoing, nothing in this Section 6.6 shall preclude either party from soliciting or employing any employee of the other party or the other party’s Affiliates who resigns from or is terminated by the other party or the other party’s Affiliates or from soliciting or employing any employee of the other party or the other party’s Affiliates who contacts the first party or its Affiliates regarding potential employment or who responds to an advertisement for a position with the first party or any of its Affiliates.

ARTICLE VII
FACILITIES

     In the event that, as a result of the sale of the Distribution Business to FSI, Metron expects to have excess facilities capacity immediately following the Closing Date, Metron may notify FSI in writing no later than January 1, 2003 of the identity, location and nature of such excess capacity. FSI shall determine its anticipated need for facilities in order to operate the Distribution Business no later than January 31, 2003 and shall notify Metron of its determination. In the event that FSI determines in its sole discretion that it has a need for all or some of the excess facilities capacity of Metron, the parties shall negotiate in good faith with respect to one or more sub-leases of such facilities as the parties may agree, and on such terms as the parties may agree, which shall in all cases be arm’s length and fair market terms.

ARTICLE VIII
CLOSING AND CLOSING CONDITIONS

     8.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Sections 8.2 and 8.3 (but no such waiver of a condition shall constitute a waiver of any rights or remedies otherwise available to a party hereunder, including indemnification under Article XII for a breach of any representation or warranty or covenant of the other party hereunder), the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Dorsey & Whitney LLP in Minneapolis, Minnesota on March 1, 2003 (the “Closing Date”) or at such other place and on such other earlier or later date as may be mutually agreed by FSI and Metron, in which case “Closing Date” means the date so agreed. The Closing will be effective as of the close of business on the Closing Date. The parties agree that all steps to be taken at the Closing of the transactions contemplated by this Agreement are interdependent with each other and, accordingly, each step taken at the Closing shall have no effect until the consummation of all the transactions and agreements contemplated in this Agreement in accordance with their respective terms and conditions.

     8.2 Metron’s Closing Conditions. The obligation of Metron to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, in Metron’s sole discretion, of each of the following conditions at or prior to the Closing:

     (a)  Representations and Warranties of FSI. The representations and warranties of FSI set forth in Section 9.2 shall have been true and correct in all material respects as of the Effective Date, and shall be true and correct in all respects as of the Closing Date as if made at and as of the Closing Date, except that (i) any such representation and warranty that by its terms speaks only as to a specified date (other than the date hereof) shall only need to be true and correct as of such date and (ii) any inaccuracies in such representations and warranties as of the Closing Date shall be disregarded (A) if the circumstances giving rise to all such inaccuracies

(considered collectively) do not have and would not reasonably be expected to have a material adverse effect on Metron’s ability to reap the benefits of the transactions contemplated by this Agreement (it being understood that, for the purposes of determining the accuracy of such representations and warranties as of the Closing Date, all materiality qualifications contained in such representations and warranties shall be disregarded) or (B) if the circumstances giving rise to such inaccuracies are the result of any action taken or not taken pursuant to the terms of this Agreement.

     (b)  Covenants of FSI. FSI shall have performed and complied in all material respects with each of its covenants and agreements contained in this Agreement and required to be performed or complied with by FSI prior to the Closing.

     (c)  Consents and Approvals. All material consents and approvals necessary for the completion of the transactions contemplated by this Agreement, including all governmental and regulatory consents and approvals, shall have been obtained, except where the failure to obtain such consents or approvals would not have or would not reasonably be expected to have a material adverse effect on Metron’s ability to reap the benefits of the transactions contemplated by this Agreement.

     (d)  Adverse Laws or Proceedings. No law shall have been enacted or promulgated, and no judgment, order, ruling or decree of any court, arbitrator or other judicial or governmental authority shall have been issued and shall remain in effect, which restrains or enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement, and no action, suit or proceeding by any person or Entity or any governmental authority shall have been commenced which challenges or seeks to prevent the completion of the transactions contemplated hereby.

     (e)  Deliverables. All of the documents required under Section 8.5 to be executed and delivered by FSI prior to or at the Closing pursuant to this Agreement shall have been executed and delivered by FSI.

     8.3 FSI’s Closing Conditions. The obligation of FSI to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, in FSI’s sole discretion, of each of the following conditions at or prior to the Closing:

     (a)  Representations and Warranties of Metron. The representations and warranties of Metron set forth in Section 9.1 shall have been true and correct in all material respects as of the Effective Date, and shall be true and correct in all respects as of the Closing Date as if made at and as of the Closing Date, except that (i) any such representation and warranty that by its terms speaks only as to a specified date (other than the date hereof) shall only need to be true and correct as of such date and (ii) any inaccuracies in such representations and warranties shall be disregarded if (A) the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute and would not reasonably be expected to have a material adverse effect on the Distribution Business or have a material adverse effect upon FSI’s ability to reap the benefits of the transactions contemplated by this Agreement (it being understood that, for the purposes of determining the accuracy of such representations and warranties as of the Closing Date, all materiality qualifications contained in such representations and warranties shall be disregarded)

or (B) if the circumstances giving rise to such inaccuracies are as a result of any action taken or not taken pursuant to the terms of this Agreement.

     (b)  Covenants of Metron. Metron shall have performed and complied in all material respects with each of its covenants and agreements contained in this Agreement and required to be performed or complied with by Metron prior to the Closing.

     (c)  Consents and Approvals. All material consents and approvals necessary for the completion of the transactions contemplated by this Agreement, including all governmental and regulatory consents and approvals, shall have been obtained, except where the failure to obtain such consents or approvals would not have or would not reasonably be expected to have a material adverse effect on the Distribution Business.

     (d)  Adverse Laws or Proceedings. No law shall have been enacted or promulgated, and no judgment, order, ruling or decree of any court, arbitrator or other judicial or governmental authority shall have been issued and shall remain in effect, which restrains or enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement, and no action, suit or proceeding by any person or Entity or any governmental authority shall have been commenced which challenges or seeks to prevent the completion of the transactions contemplated hereby.

     (e)  Deliverables. All of the documents required under Section 8.4 to be executed and delivered by Metron prior to or at the Closing pursuant to this Agreement shall have been executed and delivered Metron.

     8.4 Metron Deliveries at Closing. Subject to the conditions set forth in this Agreement, on the Closing Date, Metron shall deliver to FSI or cause to be delivered to FSI:

     (a)  Metron Closing Certificate. Metron shall cause to be delivered a certificate of the appropriate officers of Metron, dated as of the Closing Date, in which such officers shall certify that the conditions set forth in Section 8.3(a) and (b) have been fulfilled.

     (b)  Metron Bills of Sale, Etc. Metron shall, and shall cause the relevant Metron Selling Affiliate to, execute and deliver such bills of sale, notarial deeds and/or other instruments of transfer (together with evidence of the termination and release of all Liens on the Product Inventory, Spare Parts Inventory, Demonstration Equipment and any other assets of the Distribution Business to be transferred or assigned to FSI pursuant to this Agreement) as FSI or the FSI Purchasing Affiliates may reasonably request in order to convey, transfer, assign and deliver to FSI or the relevant FSI Purchasing Affiliate free and clear of all Liens, the Product Inventory, Spare Parts Inventory, Demonstration Equipment and other assets of the Distribution Business sold to FSI and the FSI Purchasing Affiliates pursuant to this Agreement.

     (c)  Permits and Product Registrations. Metron shall, and shall cause the relevant Metron Selling Affiliate to, assign and deliver to FSI or the relevant FSI Purchasing Affiliate all Permits, including Product Registrations, to the extent they are assignable, except where the failure to assign and deliver such Permits or Product Registrations would not have or would not reasonably be expected to have a material adverse effect on the Distribution Business.

     (d)  Delivery of Records. Subject to the terms of the Transition Plan, Metron shall, and shall cause the relevant Metron Selling Affiliate to, deliver to FSI or the relevant FSI Purchasing Affiliate all files (including, but not limited to, the all warranty files for each system in the possession of Metron or any Metron Selling Affiliate), records and other relevant supporting documentation relating primarily to the Distribution Business (including records and documentation in the possession of Metron or any Metron Selling Affiliate that relate to labor and warranty obligations, Service/Applications Support Contracts, Closing Date Product Purchase Orders and Closing Date Spare Parts Purchase Orders assumed by FSI and the FSI Purchasing Affiliate pursuant to this Agreement) (other than duplicate copies thereof that are maintained by Metron for general corporate, tax and accounting purposes).

     (e)  Metron Closing Date Payment. Metron shall make the Metron Closing Date Payment in accordance with Section 2.4(c), if applicable.

     (f)  Other Metron Deliverables. Metron shall deliver such other certificates, documents and instruments that FSI reasonably requests for the purpose facilitating the consummation of the transactions contemplated by this Agreement, except where the failure to deliver such documents or instruments would not have or would not reasonably be expected to have a material adverse effect on the Distribution Business.

     8.5 FSI Deliveries at Closing. Subject to the conditions set forth in this Agreement, on the Closing Date, FSI shall deliver to Metron or cause to be delivered to Metron:

     (a)  FSI Closing Certificate. FSI shall cause to be delivered a certificate of the appropriate officers of FSI, dated as of the Closing Date, in which such officers shall certify that the conditions set forth in Section 8.2(a) and (b) have been fulfilled.

     (b)  FSI Closing Date Payment. FSI shall make the FSI Closing Date Payment in accordance with Section 2.4(b), if applicable.

     (c)  Metron Shares. FSI shall deliver the Metron Shares (or portion thereof) by delivering to Metron or its designated agent the share certificates representing the Metron Shares, together with such instruments and endorsements necessary under applicable law to transfer such certificates and ownership in the Metron Shares to Metron in accordance with Section 2.4(b), if applicable.

     (d)  Other FSI Deliverables. FSI shall execute such documents assuming the service and warranty obligations of Metron and the Metron Selling Affiliates as required by Article IV and shall deliver such other certificates, documents and instruments that Metron reasonably requests for the purpose facilitating the consummation of the transactions contemplated by this Agreement, except where the failure to deliver such documents or instruments would not have or would not reasonably be expected to have a material adverse effect on Metron’s ability to reap the benefits of the transactions contemplated by this Agreement.

     8.6 Efforts to Close. FSI and Metron shall each use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to all applicable laws) to cause the conditions in Sections

8.2 and 8.3, respectively, to be satisfied on a timely basis and to consummate and make effective the transactions contemplated by this Agreement by the Closing Date.

     8.7 Failure to Close. Notwithstanding anything else contained in this Agreement, in the event that for any reason the Closing does not occur on or prior to the Closing Date, FSI and Metron shall have the following rights and remedies:

     (a)  Failure of Condition outside the Control of the Parties. If the reason that the Closing has not occurred is the result of the failure to satisfy any of a conditions set forth in Section 8.2(a) (“Representations and Warranties of FSI”) (with respect to the accuracy of the representations and warranties of FSI set forth in Sections 9.2(d) and (e) as of the Closing Date), Section 8.2(c) (“Consents and Approvals”), Section 8.2(d) (“Adverse Laws or Proceedings”), Section 8.3(a) (“Representations and Warranties of Metron”) (with respect to the accuracy of the representations and warranties of Metron set forth in Sections 9.1(d) and (e) as of the Closing Date), Section 8.3(c) (“Consents and Approvals”) or Section 8.3(d) (“Adverse Laws or Proceedings”), then either FSI or Metron may terminate this Agreement by written notice to the other party, and no party shall have the right to request specific performance of this Agreement and no party shall be liable for damages to any other party to this Agreement except to the extent that the failure to close is attributable to the material default by one of the parties hereto.

     (b)  Failure of Condition within the Control of Metron. If the reason that the Closing has not occurred is not by reason of Section 8.7(a) but is the result of the failure to satisfy any of the conditions set forth in Section 8.3(a) (“Representations and Warranties of Metron”) (other than with respect to the accuracy of the representations and warranties of Metron set forth in Sections 9.1(d) and (e) as of the Closing Date), Section 8.3(b) (“Covenants of Metron”), Section 8.4(a) (“Metron Closing Certificate”), Section 8.4(b) (“Metron Bills of Sale, Etc.”), Section 8.4(c) (“Permits and Product Registrations”), Section 8.4(e) (“Metron Closing Date Payment”) and Section 8.4(f) (“Other Metron Deliverables”), and if FSI is not in material default under this Agreement, FSI may, upon at least ten (10) days notice to Metron, elect to either (i) consummate the transactions set forth herein and seek specific performance of this Agreement despite the nonfulfillment of the relevant condition or conditions or default or (ii) terminate this Agreement by written notice to Metron. In either case, FSI shall be further entitled to pursue any claims or cause of action it may have, if any, against Metron at law or in equity arising out of the material breach by Metron of any material covenant, representation or warranty hereunder.

     (c)  Failure of Condition within the Control of FSI. If the reason that the Closing has not occurred is not by reason of Section 8.7(a) but is the result of the failure to satisfy any of the conditions set forth in Section 8.2(a) (“Representations and Warranties of FSI”) (other than with respect to the accuracy of the representations and warranties of FSI set forth in Sections 9.2(d) and (e) as of the Closing Date), Section 8.2(b) (“Covenants of FSI”), Section 8.5(a) (“FSI Closing Certificate”), Section 8.5(b) (“FSI Closing Date Payment”), Section 8.5(c) (“Metron Shares”) and Section 8.5(d) (“Other FSI Deliverables”), and if Metron is not in material default under this Agreement, Metron may, upon at least ten (10) days notice to FSI, elect to either (i) consummate the transactions set forth herein and seek specific performance of this Agreement despite the nonfulfillment of the relevant condition or conditions or default or (ii) terminate this Agreement by written notice to FSI. In either case, Metron shall be further entitled to pursue any claims or cause of action it may have, if any, against FSI at law or in equity arising out of the material breach by FSI of any material covenant, representation or warranty hereunder.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

     9.1 Representations and Warranties by Metron. Metron, on behalf of itself and it’s the Metron Selling Affiliates, represents and warrants to FSI as follows:

     (a)  Due Organization; Corporate Power. Metron is a public limited liability company (naamloze vennootschap) duly organized and validly existing under the laws of The Netherlands and has the corporate power and authority to carry on (through itself and the Metron Selling Affiliates) the Distribution Business as now being conducted, execute and deliver this Agreement and consummate the transactions contemplated hereby.

     (b)  Conflicting Agreements. The execution and delivery by Metron of this Agreement, the Israel Distribution Agreement, the Note and the Security Agreement, and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, and the performance or observance by Metron and the Metron Selling Affiliates of any of the terms or conditions hereof or thereof, will not materially conflict with, or result in a material breach or violation of the terms or conditions of, or constitute a default under, or result in the creation of any Lien on any of the assets of Metron or any Metron Selling Affiliate pursuant to, (i) the articles of association or shareholder resolutions of Metron or any Metron Selling Affiliate that are presently in force, (ii) any award of any arbitrator or judge, or (iii) any indenture, contract or agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Metron or any Metron Selling Affiliate or the assets of Metron or any Metron Selling Affiliate is subject.

     (c)  Corporate Authority. The execution and delivery by Metron of this Agreement, the Israel Distribution Agreement, the Note and the Security Agreement, and the other agreements, documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action. This Agreement, the Israel Distribution Agreement, the Note and the Security Agreement, and all other agreements, documents and instruments required hereby to be executed and delivered by Metron are, or when delivered will be, legal, valid and binding obligations of Metron, enforceable in accordance with their respective terms, subject in each case to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) general principles of equity.

     (d)  Actions, Suits, Proceedings. There are no requests, notices, investigations, claims, demands, actions, suits or other legal or administrative proceedings pending or, to the Knowledge of Metron, threatened against Metron or any Metron Selling Affiliate or any of their respective properties in any court or arbitration tribunal or before any federal, local or other governmental agency which (i) seek to restrain or prohibit the transactions contemplated by this Agreement or obtain any damages in connection therewith, (ii) in any way call into question the validity of this Agreement, the Israel Distribution Agreement, the Note and the Security Agreement, or any other agreement, document or instrument contemplated hereby or (iii) could reasonably be expected to have a material adverse effect on the Distribution Business or on the ability of Metron or any Metron Selling Affiliate to consummate the transactions contemplated by this Agreement.

     (e)  Governmental Authorities, Consents. Neither Metron nor any Metron Selling Affiliate is required to submit any notice, report or other filing with or to any governmental authority in connection with the execution or delivery by Metron of this Agreement or the consummation of the transactions contemplated hereby and, no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Metron or any Metron Selling Affiliate in connection with Metron’s execution, delivery and performance of this Agreement.

     (f)  Ownership of Assets of the Distribution Business. As of the Closing, either Metron or a Metron Selling Affiliate will have good and marketable title to each of the Products, Spare Parts, Demonstration Equipment and other assets of the Distribution Business free and clear of all Liens.

     (g)  Contracts related to the Distribution Business. Schedule 11.4(a), to be delivered in accordance with Section 11.4, will set forth, as of the Closing Date a true and complete list of all contracts, commitments and arrangements (other than purchase orders to be fulfilled within sixty (60) days and other than the Distribution Agreements and the Israel Distribution Agreement) to which Metron or any Affiliate of Metron is a party or by which it is bound, that are currently in effect and that relate to the conduct of the Distribution Business.

     (h)  Compliance with Laws; Product Registrations. Metron and the Metron Selling Affiliates are conducting and have conducted the Distribution Business in compliance in all material respects with all laws, regulations and orders applicable to Metron and the Distribution Business. Metron has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign governmental authorities (including all Product Registrations) necessary for the conduct of the Distribution Business (collectively, the “Permits”). Schedule 11.4(a), to be delivered in accordance with Section 11.4, will set forth, as of the Closing Date, a correct and complete list of all the Permits (including Product Registrations). The Permits, including the Product Registrations, constitute all of the licenses, permits and certificates that are required for the conduct of the Distribution Business (excluding the Israel Distribution Business) and Metron has conducted the Distribution Business in compliance with all material terms and conditions of the Permits.

     (i)  Employees. As of the Closing Date, the Transferred Employees set forth on Schedule 6.1 hereto, as such list is updated by Metron from time to time in accordance with Section 6.1, shall be employed by Metron and the Metron Selling Affiliates in connection with the Distribution Business. Neither Metron nor any Metron Selling Affiliates has as of the Effective Date and will have as of the Closing Date offered any contract of employment, consulting contract or other contract for services to any of the Transferred Employees. Metron has not offered, promised or agreed to at any time after the Effective Date amend any of the terms and conditions of employment of the Transferred Employees, whether in writing or orally, including terms relating to salaries, bonuses, commissions, job description or location. Schedule 6.1 sets forth a complete and accurate list of all of the Transferred Employees including their job title, country of residence and Metron Affiliate which is such employee’s employer. As of the

Closing, Schedule 6.1, as updated in accordance with Section 6.1, will also set forth, for each Transferred Employee, a complete and accurate summary of the employment terms for each such employee, including salary, bonus and commission arrangements, notice entitlement, date of birth and length of service. As of the Closing Date, Metron will have discharged all obligations owed to the Transferred Employees, including the payment of all salaries accrued and owing together with all expense claims, vacation pay, sick pay, bonuses, commissions and the like.

     (j)  Employee Benefits. Schedule 9.1(j) sets forth a complete and accurate list of all material Employee Benefits (other than Employee Benefit plans and arrangements that are imposed by statute) provided to employees by the Metron Affiliates in each of the jurisdictions where Transferred Employees are employed. As of the Closing, Schedule 9.1(j), as updated in accordance with Section 6.1, will also set forth, all Employee Benefit plans or arrangements in which the Transferred Employees are entitled to participate or which apply to the Transferred Employees (other than Employee Benefit plans and arrangement that are imposed by statute). Metron has not proposed and is not proposing to introduce any bonus, profit sharing, stock option, stock incentive, pension plan, annuity or like form of benefit plan for the Transferred Employees.

     (k)  Statutory Obligations. Metron has complied with all statutory and regulatory obligations in all countries in which the Distribution Business is operated with respect to income tax withholding and social security or national insurance deductions with respect to the Transferred Employees and has deducted and paid all requisite amounts to the relevant tax authorities in accordance with such statutory or regulatory obligations up to and including the Closing Date.

     (l)  Insurance. Metron has at all times during the term of the Distribution Agreements maintained the insurance policies required by the terms of the Distribution Agreements in the amounts required for each of such policies. As of the Effective Date, such insurance policies are in full force and effect.

     (m)  UK Pensions. The Metron Scheme is fully approved by the UK Inland Revenue under the Income and Corporation Taxes Act 1988. The manager of the Metron Scheme has the power to pay the Transfer Amount to the trustee or manager of the FSI Scheme. Metron or the relevant Metron Affiliate has duly complied in all material respects with its obligations under the Metron Scheme and all amounts due to be paid to the Metron Scheme by Metron or the relevant Metron Affiliate and the employees covered by the Metron Scheme have been paid and the Metron Scheme is fully funded. Except for the Metron Scheme, Metron is not under any legal liability or obligation to pay (or contribute to any arrangement, past or present, relating to) any pensions, gratuities, superannuation allowances or the like to or in respect of any of the Transferred Employees located in the United Kingdom. The assets, policies or investments relating to the Metron Scheme are sufficient to satisfy the obligations and liabilities (both current and contingent) which the Metron Scheme has to its members at the Effective Date and shall be sufficient to satisfy the obligations and liabilities (both current and contingent) which it will have to its members at Closing. Metron and the Metron Scheme have complied with all applicable legislation, rules and regulations and have obtained all necessary consents, approvals and permissions for the past, present and future operation of the Metron Scheme. To the Knowledge of Metron, there are no facts or circumstances that may result in any loss, liability or damage to

FSI or the Metron Scheme (or its assets, policies or investments) or the withdrawal of any necessary consent, approval (including, without limitation, the approval of the UK Inland Revenue under the Income and Corporation Taxes Act 1988) by virtue of the execution of this Agreement, the Closing or the payment of the Transfer Amount.

     (n)  Listings. Each of the Listings, including all updates thereto, provided by Metron to FSI contains all information required to be included in such Listing and such information is complete and correct as of the date of such Listing.

     (o)  MTDC and MTDC Inventory. MTDC is a corporation duly organized and validly existing under the laws of the state of California and has the corporate power and authority to own its properties, including the MTDC Inventory, carry on its business as now being conducted, execute and deliver the Security Agreement and consummate the transactions contemplated thereby. The execution and delivery by MTDC of the Security Agreement, the consummation of the transactions contemplated thereby, and the performance or observance by MTDC of any of the terms or conditions thereof, will not materially conflict with, or result in a material breach or violation of the terms or conditions of, or constitute a default under, or result in the creation of any Lien on any of the assets of MTDC, including the MTDC Inventory, pursuant to, (i) the Articles of Incorporation, By-Laws or shareholder resolutions of MTDC that are presently in effect, (ii) any award of any arbitrator or judge or (iii) any indenture, contract or agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which MTDC or the assets of MTDC, including the MTDC Inventory, is subject. The execution and delivery by MTDC of the Security Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. The Security Agreement is the legal, valid and binding obligation of MTDC, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) general principles of equity. Schedule 9.1(o) sets forth a true and complete list of the inventory by major category held by MTDC as of August 31, 2002 and the gross inventory carrying value of such inventory, as reflected on MTDC’s balance sheet dated as of August 31, 2001 (which balance sheet is based upon the books and records of the MTDC and fairly presents the assets of MTDC as of the date thereof) (such inventory, as the same may adjusted in the ordinary course of business to reflect sales thereof after such date and purchases of similar inventory after such date, the “MTDC Inventory”). MTDC owns the MTDC Inventory free and clear of all Liens (except for a Lien in favor of Silicon Valley Bank with respect to which the underlying obligation of Metron and MTDC has been satisfied in full).

     9.2 Representations and Warranties by FSI. FSI, on behalf of itself and the FSI Purchasing Affiliates, represents and warrants to Metron as follows:

     (a)  Due Organization; Corporate Power. FSI is a corporation duly organized and validly existing under the laws of the state of Minnesota and has the corporate power and authority to own its properties, carry on its business as now being conducted, execute and deliver this Agreement and consummate the transactions contemplated hereby.

     (b)  Conflicting Agreements. The execution and delivery by FSI of this Agreement, the Israel Distribution Agreement, the Note and the Security Agreement, and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, and the performance or observance by FSI and the FSI Purchasing Affiliates of any of the terms or conditions hereof or thereof, will not conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, or result in the creation of any Lien on any of the assets of FSI or any FSI Purchasing Affiliate pursuant to, (i) the Articles of Incorporation, By-Laws or shareholder resolutions of FSI or the articles of association, other organizational documents or shareholder resolutions of any FSI Purchasing Affiliate, (ii) any award of any arbitrator or judge or (iii) any indenture, contract or agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which FSI or any FSI Purchasing Affiliate or the assets of FSI or any Purchasing Affiliate is subject.

     (c)  Corporate Authority. The execution and delivery by FSI of this Agreement, the Israel Distribution Agreement, the Note and the Security Agreement, and the other agreements, documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action. This Agreement, the Israel Distribution Agreement, the Note and the Security Agreement, and all other agreements, documents and instruments required hereby to be executed and delivered by FSI are, or when delivered will be, legal, valid and binding obligations of FSI, enforceable in accordance with their respective terms, subject in each case to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) general principles of equity.

     (d)  Actions, Suits, Proceedings. There are no requests, notices, investigations, claims, demands, actions, suits or other legal or administrative proceedings pending or, to the Knowledge of FSI, threatened against FSI or any FSI Purchasing Affiliate or any of their respective properties in any court or arbitration tribunal or before any federal, local or other governmental agency which (i) seek to restrain or prohibit the transactions contemplated by this Agreement or obtain any damages in connection therewith, (ii) in any way call into question the validity of this Agreement, the Israel Distribution Agreement, the Note and the Security Agreement, or any other agreement, document or instrument contemplated hereby or (iii) could reasonably be expected to have a material adverse effect on the Distribution Business or on the ability of FSI or any FSI Purchasing Affiliate to consummate the transactions contemplated by this Agreement.

     (e)  Governmental Authorities, Consents. Neither FSI nor any FSI Purchasing Affiliate is required to submit any notice, report or other filing with or to any governmental authority in connection with the execution or delivery by FSI of this Agreement or the consummation of the transactions contemplated hereby and, no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by FSI or any FSI Purchasing Affiliate in connection with FSI’s execution, delivery and performance of this Agreement.

     (f)  Ownership of Metron Shares. FSI is the owner of the Metron Shares, free and clear of all Liens.

     9.3 Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained herein and in any certificates or other document delivered or to be delivered pursuant to the terms of this Agreement shall survive the Closing

Date until August 31, 2003 (the “Termination Date”), at which time such representations and warranties shall terminate and expire and shall cease to be of any force or effect, and all liability of the parties with respect to such representations and warranties shall thereupon be extinguished; provided that if, prior to the Termination Date, either party shall have duly delivered a claim notice, then the specific indemnification claim set forth in such claim notice shall survive the Termination Date (and shall not be extinguished thereby).

ARTICLE X
CONDUCT OF DISTRIBUTION BUSINESS DURING TRANSITION PERIOD

     10.1 Operation of Distribution Business. During the Transition Period, unless FSI shall otherwise agree in writing, or as otherwise expressly contemplated or permitted by other provisions of this Agreement, Metron shall, and shall cause its Affiliates to, observe the following provisions up to and including the Closing Date:

     (a)  The Distribution Business shall be conducted only in, and Metron shall not take any action except in, the ordinary course of business on an arm’s-length basis and in accordance with all applicable laws, this Agreement and the Distribution Agreements.

     (b)  Metron shall not:

(i) subject the assets of the Distribution Business to any Lien (other than Liens that exist as of the Effective Date, which Liens are to be released at or prior to the Closing) and shall cause MTDC not to subject the MTDC Inventory to any Lien;

(ii) make or grant any bonus or any wage, salary or compensation increase or severance or termination payment to, or promote any Transferred Employee, or enter into or amend any employment contract with any Transferred Employee; provided however, that the foregoing shall not apply to (x) compensation increases approved in advance and in writing by FSI, (y) currently planned merit salary increases for a selected number of Transferred Employees not to exceed [***] of salary and (z) such modifications to Employee Benefits or employment terms as are required by law);

(iii) make or grant any increase in the benefits payable under any Employee Benefit plan or arrangement applicable to any Transferred Employees, amend or terminate any existing Employee Benefit plan or arrangement applicable to any Transferred Employee or adopt any new Employee Benefit plan or arrangement applicable to any Transferred Employee, except as required by law; or

(iv) terminate, amend or enter into any contract, commitment or arrangement outside the ordinary course of business relating to the Distribution Business (excluding purchase orders to be fulfilled within sixty (60) days and contracts, commitments or arrangements that would not be binding on FSI or an FSI Purchasing Affiliate after the Closing Date).

     (c)  Metron shall use commercially reasonable efforts to cause its current insurance policies relating to the Distribution Business not to be canceled, or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect.

     (d)  Metron shall use commercially reasonable efforts to preserve intact its business organization and goodwill relating to the Distribution Business, including the goodwill of customers and others having business relationships with Metron related to the Distribution Business, and to keep available the services of the Transferred Employees as a group and preserve intact its material contracts, commitments and arrangements.

ARTICLE XI
ADDITIONAL COVENANTS

     11.1 Non-Competition. At any and all times from and after the Closing Date until the first anniversary thereof, Metron agrees that it shall not and shall not permit its subsidiaries to directly or indirectly, sell or sell for, render services to or act as agent or distributor for, products that compete with the Products of FSI in any of the territories in which Metron or its subsidiaries operated the Distribution Business prior to the Closing Date; provided, that (a) nothing shall preclude Metron or its subsidiaries from acting as an agent or distributor or marketing, selling or rendering services with respect to the Legacy Products described in Schedule 11.1 attached hereto, (b) nothing shall preclude Metron or its subsidiaries from marketing or selling any Products or Spare Parts that are held by Metron or any Metron Selling Affiliate as of the Closing Date and are not repurchased by FSI in accordance with this Agreement and (c) nothing shall preclude Metron or its subsidiaries from fulfilling its obligations under any Service/Applications Support Contract that is not assigned to or any warranty obligation that is not assumed by FSI or an FSI Selling Affiliate as of the Closing Date. If the final judgment of an arbitrator or court of competent jurisdiction declares any term or provision of this Section 11.1 to be invalid or unenforceable, the parties agree that the arbitrator or court making the determination of invalidity or unenforceability shall have the power to amend or otherwise modify the offending term or provision so that it is valid and enforceable and is closest to expressing the intention of the unenforceable term or provision and this Agreement shall be enforceable as so modified.

     11.2 Access to Properties, Books, Records, Etc. Between the date hereof and the Closing Date, Metron shall afford to FSI and its authorized representatives access at reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Distribution Business, and, with the consent of Metron (which consent shall not be unreasonably withheld), to conduct such inspections and reviews as FSI may deem necessary, and otherwise provide such assistance as is reasonably requested by FSI in connection with the matters contemplated by this Agreement.

     11.3 Government Approvals. As promptly as practicable after the execution of this Agreement, each of Metron and FSI shall make or cause to be made all filings and submissions required under any laws or regulations applicable to the Distribution Business or Metron and FSI or their respective Affiliates) for the consummation of the transactions contemplated herein. Metron and FSI will coordinate and cooperate with each other in exchanging such information, will not make any such filing without providing to the other a final copy thereof for its review and consent at least ten (10) business days in advance of the proposed filing and will provide such reasonable assistance as Buyer may request in connection with all of the foregoing.

     11.4 Registrations.

     (a)  Within thirty (30) days of the Effective Date, Metron shall provide FSI with Schedule 11.4(a), which will set forth a correct and complete list of all the Permits (including Product Registrations).

     (b)  In the event that any Permit, including any Product Registration, is not assignable to FSI or the relevant FSI Purchasing Affiliate in connection with the transactions contemplated by this Agreement, Metron and FSI shall use their respective commercially reasonable efforts to enter in any reasonable arrangement designed to provide FSI or the relevant FSI Purchasing Affiliate with the benefits of such Permit intended to be assigned to FSI or such FSI Purchasing Affiliate until such time as FSI or such FSI Purchasing Affiliate is able to obtain a new or substitute Permit.

     (c)  In the event that Metron or any of its Affiliates has, either directly or indirectly, registered or otherwise filed with any governmental agency or authority anywhere in the world (excluding Israel), or submitted for the approval of any such governmental agency or authority, (i) either Distribution Agreement, (ii) any commercial agency relationship between FSI and Metron arising under the Distribution Agreements, (iii) Metron’s rights to sell and distribute Products or (iv) any other rights or obligations of FSI or its Affiliates arising under either Distribution Agreement, then Metron shall, to the extent permitted under applicable law, at its expense and on or before the Closing Date, assign and transfer such registration, filing or approval, to FSI or its designated Affiliate. If such assignment and transfer is not permitted under applicable law, Metron shall or shall cause its Affiliates to, at Metron’s expense, terminate and withdraw such registration, filing or approval in a manner reasonably satisfactory to FSI.

     11.5 Transition Plan. On or before the Effective Date, Metron and FSI shall each designate no fewer than six (6) representatives to a transition working group, and the representatives so designated shall represent all material functions or departments within the business organization of each of FSI and Metron. Within thirty (30) days of the Effective Date, the transition working group shall prepare the Transition Plan which shall identify the key transition issues to be addressed by the parties and the respective responsibilities of the parties to ensure the smooth and effective transition of the Distribution Business (other than the Israel Distribution Business) from Metron to FSI. Upon completion of the Transition Plan, the plan shall be attached to this Agreement as Schedule 11.5.

     11.6 Performance under Distribution Agreements. During the Transition Period, Metron and FSI shall each continue to perform all of its respective obligations under the Distribution Agreements.

     11.7 Confidentiality.

     (a)  For purposes of this Agreement, the term “Confidential Information” shall mean, with respect to each of the parties, including each of their respective Affiliates, information that is proprietary to it, including patents, know-how, designs, formulas, processes, technology, plans, data, trade secrets, inventions, discoveries, improvements and ideas or works of authorship or other information relating to its business; information concerning any of its past, current or possible future products or projects; information about its research, development, purchasing, accounting, marketing, or selling of products or services; and information concerning any of its past, current or possible future customers or business prospects. Confidential Information shall not include (i) any information lawfully in any party’s possession prior to the date of disclosure thereof by any other party bound hereby, (ii) any information which is in the public domain or hereafter becomes a part thereof through no fault of the party to whom such Confidential information has been disclosed, (iii) any information that becomes available to a party on a non-confidential and lawful basis from a source other than any other entity bound hereby, or (iv) any information disclosed from one party bound hereby to another that is expressed in writing by the disclosing party to be non-confidential.

     (b)  Except as otherwise may be specifically provided herein, each of the parties hereto agrees that all proprietary information obtained from the other party during the term of this Agreement will be presumed to constitute Confidential Information (unless it falls within any category described in any of subsections (i) through (iv) set forth above in the definition of Confidential Information), and will be held in the strictest confidence by each such party as well as by its respective Affiliates and representatives, including its legal counsel, accountants and financial advisors who have a need to know such information. Anything to the contrary herein notwithstanding, each of the parties shall immediately notify each other party if it is required by law or judicial authority to disclose any of such Confidential Information. The terms and provisions of this Section 11.7 shall survive for a period of one (1) year after the Closing Date.

     11.8 Announcements and Communications. Neither FSI or Metron, nor any of their Affiliates, shall make any public statements, including any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as may be required by any law applicable to them or their Affiliates. The parties shall mutually agree upon a communications plan regarding this Agreement and the transactions contemplated herein, and shall fully cooperate in implementing such plan.

     11.9 Insurance. Metron shall, upon the request of FSI, provide FSI with copies of all insurance policies it maintains relating to the Distribution Business, including the insurance policies required by the terms of the Distribution Agreements.

     11.10 Contracts. Within thirty (30) days of the Effective Date, Metron shall provide FSI with Schedule 11.10, which will set forth a true and complete list of all contracts, commitments and arrangements (other than purchase orders to be fulfilled or system start-up contracts and service and support contracts to be completed and parts and labor warranty agreements that expire within sixty (60) days and other than the Distribution Agreements and the Israel Distribution Agreement) to which Metron or any Affiliate of Metron is a party or by which it is bound, that are currently in effect and that relate to the conduct of the Distribution Business.

     11.11 Shareholder Approval. Metron shall, in accordance with its articles of association, use its commercially reasonable efforts to obtain, as promptly as practicable after the Effective Date, any required ratification or approval by the shareholders of Metron to enable FSI to pay a portion of the Premium by assigning and transferring the Metron Shares to Metron. In connection with obtaining such ratification or approval, the management board and the supervisory board of Metron shall take such actions as may be necessary or appropriate to obtain the ratification and approval of Metron shareholders of such payment of a portion of the Premium by the assignment and transfer of the Metron Shares to Metron and any other provision of this Agreement that requires the ratification or approval of the shareholders of Metron, including calling and holding a shareholders meeting, recommending such ratification and approval to shareholders and contacting shareholders holding a significant percentage of Metron shares directly to recommend that they vote in favor of such ratification and approval.

     11.12 Expenses. Except as otherwise agreed by the parties, each party shall each bear its own respective costs and expenses relating to the transactions contemplated hereby, including, fees and expenses of legal counsel, accountants, finders and brokers, printers, consultants and other representatives retained by them in connection with the proposed transactions contemplated hereby including the obtaining of all necessary consents and approvals.

     11.13 UK Pensions. Prior to the Closing, Metron shall not and shall not permit any Metron Affiliate to make any changes to the Metron Scheme without the prior written consent of FSI, which consent shall not be unreasonably withheld.

     11.14 MTDC Inventory. Within fifteen (15) days of the Effective Date, Metron shall provide FSI with an updated Schedule 9.1(o), which will set forth, as of the Effective Date or such other date as close to the Effective Date as reasonably practicable, the part number, quantity and inventory carrying value of the MTDC Inventory, as reflected on MTDC’s most recent balance sheet (which balance sheet will be based upon the books and records of the MTDC and will fairly present the assets of MTDC as of the date thereof). Within ten (10) days of the Effective Date, Metron shall, and shall cause MTDC to, take all actions necessary to provide FSI with a perfected first priority Lien on the MTDC Inventory, including filing UCC termination statements in all appropriate jurisdictions to cause any UCC financing statements relating to Liens in favor of Silicon Valley Bank on the MTDC Inventory to be terminated.

ARTICLE XII
INDEMNIFICATION

     12.1 Indemnification by Metron. Metron agrees to indemnify in full FSI and the Affiliates of FSI, and their respective officers, directors, employees, agents and shareholders (collectively, the “FSI Indemnified Parties”) and to defend and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses) (collectively, “Losses”) which the FSI Indemnified Parties may suffer, sustain or become subject to, as a result of (i) any breach of the representations and warranties of Metron or its Affiliates contained in this Agreement, the Note or the Security Agreement, or in any certificates or other documents delivered or to be delivered by or on behalf of Metron or its Affiliates pursuant to the terms of this Agreement, (ii) any breach of or failure to perform any covenant or agreement of Metron or its Affiliates contained in this Agreement, the Note and the Security Agreement, or in any certificates or other documents, (iii) all activities related to the conduct of the Distribution Business by Metron prior to the Closing Date (except to the extent expressly assumed by FSI hereunder) and (iv) actions, suits, proceedings and claims relating to the foregoing.

     12.2 Indemnification by FSI. FSI agrees to indemnify in full Metron and the Affiliates of Metron, and their respective officers, directors, employees, agents and shareholders (collectively, the “Metron Indemnified Parties”) and to defend and hold them harmless against any Losses which the Metron Indemnified Parties may suffer, sustain or become subject to, as a result of (i) any breach of the representations and warranties of FSI or its Affiliates contained in this Agreement, the Note and the Security Agreement, or in any certificates or other documents delivered or to be delivered by or on behalf of FSI or its Affiliates pursuant to the terms of this Agreement, (ii) any breach of or failure to perform any covenant or agreement of FSI or its Affiliates contained in this Agreement, the Note and the Security Agreement, or in any certificates or other documents, (iii) all activities related to the conduct of the Distribution Business by FSI after the Closing Date and (iv) actions, suits, proceedings and claims relating to the foregoing.

     12.3 Deductible Amount. Without limiting the effect of any of the other limitations set forth herein, neither party shall be required to make any indemnification payment hereunder with respect to any breach of any of its representations and warranties, except to the extent that the cumulative amount of the Losses to which the Indemnified Party is entitled to indemnification under the terms of this Article XII as a result of all such breaches of such representations and warranties exceeds the Deductible Amount; and the Indemnifying Party shall only be required to pay, and shall only be liable for, the amount by which the cumulative amount of such Losses resulting from all such breaches of such representations and warranties exceeds the Deductible Amount. The “Deductible Amount” shall be U.S. $100,000.

     12.4 Notice of Indemnification. As used herein, “Indemnified Party” shall refer to a “Metron Indemnified Party,” or “FSI Indemnified Party,” as applicable, and “Indemnifying Party” shall refer to the party obligated to indemnify under this Article XII. In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by an Indemnified Party from an Indemnifying Party under the provisions of this Article XII, the Indemnified Party shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnifying Party.

     12.5 Indemnification Procedure for Third-Party Claims. In the event of the initiation of any legal proceeding against an Indemnified Party by a third party, the Indemnifying Party shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle (as provided below) or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The Indemnifying Party shall not effect any settlement without the consent of the Indemnified Party other than for the payment of money damages in a single lump sum in exchange for a full release of the Indemnified Party with respect to the claim in question without the requirement of any admission of liability or wrongdoing. To the extent the Indemnifying Party elects not to defend such proceeding, claim or demand, and the

Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnifying Party, and control the defense of such proceeding. To the extent the Indemnifying Party fails or elects not to defend such proceeding, claim or demand and the Indemnified Party defends against or otherwise deals with any proceeding, claim or demand, the Indemnified Party will act reasonably and in accordance with its good faith business judgment, and shall not effect any settlement without the consent of Indemnifying Party, which consent shall not be unreasonably withheld. The parties to this Agreement agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any legal proceeding, claim or demand pursuant to this Article XII. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnifying Party hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by it with respect to such matter and the Indemnifying Party shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier’s check within thirty (30) days after the date of such notice.

ARTICLE XIII
DISPUTE RESOLUTION; GOVERNING LAW

     13.1 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the International Arbitration Rules (the “Rules”) of the International Centre for Dispute Resolution of the American Arbitration Association. Such arbitration shall be conducted before an arbitral tribunal consisting of three (3) arbitrators appointed in accordance with the Rules. The arbitration shall be conducted in the English language. The place of arbitration shall be Denver, Colorado, United States of America. Any decision rendered by the arbitration tribunal shall be final and binding on the parties, and judgment thereon may be entered by any court of competent jurisdiction. The parties expressly agree that the arbitration tribunal shall be empowered to award and order equitable or injunctive relief with respect to matters brought before it.

     13.2 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, United States of America, without regard to its principles of conflicts of law.

ARTICLE XIV
GENERAL

     14.1 Entire Agreement. This Agreement, together with the Distribution Agreements (as amended hereby and until terminated in accordance with the terms hereof) and the Israel Distribution Agreement, the Note and the Security Agreement, and the exhibits and schedules hereto, constitutes the entire agreement and understanding among the parties with regard to the subject matter hereof, and there are no other prior written or oral agreements, undertakings, promises, warranties, or covenants respecting such subject matter not expressly set forth herein.

     14.2 Amendments. This Agreement may be amended only by a written agreement executed by the parties hereto.

     14.3 Waivers. No waiver of any provision or condition of this Agreement by any party shall be valid unless set forth in a writing signed by such party. No such waiver shall be deemed to be a waiver of any other or similar provision or condition, or of any future event, act, breach or default.

     14.4 Notices. All notices required or permitted to be given hereunder shall be deemed to have been effectively given when delivered personally to an officer of the applicable party, or when first sent by facsimile transmission during normal business hours in the recipient’s time zone with a confirmation copy sent by a reputable international courier service or registered mail, return receipt requested, addressed to the applicable party at its address set forth below, or at such other address as such party may hereafter designate in accordance with this Section 14.4 as the appropriate address for the receipt of such notice:

                                            If to FSI:

FSI International, Inc.
322 Lake Hazeltine Drive
Chaska, Minnesota 55318
U.S.A.
Attention: Benno Sand
Facsimile: (952) 448-1300

                                                   With a copy to:

Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis, Minnesota 55402
U.S.A.
Attention: James F. Pedersen, Esq.
Facsimile: (612) 340-8840

                                            If to Metron:

Metron Technology N.V.
1350 Old Bayshore Highway, Suite 360
Burlingame, California 94010
U.S.A.
Attention: Chief Financial Officer
Facsimile: (650) 373-1135

                                                 With a copy to:

Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
U.S.A.
Attention: Suzanne Sawochka Hooper, Esq.
Facsimile: (650) 849-7400

     14.5 Partial Invalidity. In the event that any provision of this Agreement shall be found invalid or unenforceable, in whole or in part, by a court of competent jurisdiction or an arbitration tribunal, such provision shall be limited to the minimum extent necessary to render the same valid and enforceable, or shall be excised from this Agreement, as circumstances may require, and this Agreement shall be construed as if the provision had been incorporated herein as so limited, or as if the provision had not been included herein, as the case may be, and enforced to the maximum extent permitted by applicable law.

     14.6 Governing Language. This Agreement has been executed in the English language which is the official language of this Agreement. In the event of any conflict of interpretation between any foreign language translation and this English language version, this English language version shall prevail.

     14.7 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns; provided, however, that no party may assign its right or delegate its duties hereunder without the express prior written consent of each other party hereto, which consent may be granted or withheld in the sole and absolute discretion of each such other party.

     14.8 Further Assurances. At the request of any party from time to time on and after the Closing Date hereunder, each other party shall, without further consideration, execute and deliver (and, if appropriate, file) and cause its Affiliates to execute and deliver (and, if appropriate, file) to or as directed by the requesting party such documents and instruments, and take such other actions, as the requesting party may reasonably request in order to consummate more effectively the transactions provided for herein.

     14.9 Counterparts. This Agreement may be executed in multiple identical counterparts, any of which may contain the signatures of less than all of the parties, and all of which together shall constitute a single agreement.

[The remainder of this page left blank intentionally. Signature page follows.]

     IN WITNESS WHEREOF, each party has executed this Agreement by its duly authorized officers as of the day and year first above written.

FSI INTERNATIONAL, INC.		METRON TECHNOLOGY N.V.

By:	/s/ Benno G. Sand	By:	/s/ Ed Segal
	Name: Benno G. Sand Title: Executive Vice President, Business Development		Name: Ed Segal Title: Chief Executive Officer

EXHIBIT A

Metron Selling Affiliates/FSI Purchasing Affiliates

Metron Selling Affiliates:

                    MT Benelux
                    MT France
                    MT Germany
                    MT Italy
                    MT UK
                    MT Asia
                    MT Korea
                    MT Singapore
                    MT Taiwan

FSI Purchasing Affiliates:

After the Effective Date, FSI will establish FSI Purchasing Affiliates in the following countries:

                    FSI Germany
                    FSI Netherlands
                    FSI France
                    FSI Italy
                    FSI United Kingdom
                    FSI Singapore
                    FSI Taiwan
                    FSI China
                    FSI Malaysia
                    FSI Korea

EXHIBIT B

Israel Distribution Agreement

See attached.
not available yet

EXHIBIT C

FSI Individuals with Knowledge

Dean Duffy

Patricia M. Hollister

Donald S. Mitchell

Benno G. Sand

EXHIBIT D

Metron Individuals with Knowledge

Gregory M. Claeys

Peter V. Leigh

Keith E. Reidy

Dennis R. Riccio

Charles Roffey

Edward D. Segal

EXHIBIT E

Note and Security Agreement

PROMISSORY NOTE
U.S.$4,000,000	October 9, 2002

     FOR VALUE RECEIVED, the undersigned, Metron Technology N.V., organized and existing under the laws of the Netherlands (the “Maker”), hereby promises to pay to the order of FSI International, Inc., a corporation organized and existing under the laws of the state of Minnesota, United States of America (the “Payee”, which term includes any subsequent holder hereof) at 3455 Lyman Boulevard, Chaska, Minnesota, USA 55318 or at such other place as the Payee may from time to time hereafter designate to the Maker in writing the principal sum of up to U.S. Four Million Dollars (US$4,000,000).

     In the case of any conflict between the terms of this Note and the Transition Agreement with respect to the making of any advance, the terms of the Transition Agreement (as defined below) shall prevail. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Transition Agreement. The Initial Cash Advance of U.S. Three Million Dollars (US$3,000,000) is made under this note as of the date hereof. The Additional Cash Advances shall not exceed $1,000,000 and shall be made only upon satisfaction of the conditions set forth in Section 2.3(b) of the Transition Agreement. Any request by the Maker for an Additional Cash Advance shall be in writing or by telephone and must be given so as to be received by the Payee not later than three days before the requested Additional Cash Advance date. Each request for an Additional Cash Advance shall be deemed a representation by the Payee that on the requested Additional Cash Advance date and after giving effect to such Additional Cash Advance the applicable conditions specified in Section 2.3(b) of the Transition Agreement have been and will continue to be satisfied. Payee shall not be required to make any Additional Cash Advance until such time as Maker determines that the requirements of Section 2.3(b) of the Transition Agreement have been satisfied.

     Except as otherwise provided in the next sentence, the unpaid principal balance hereof from time to time outstanding shall bear no interest. Upon the happening of any Event of Default, this Note shall bear interest until paid in full at a rate of 12% per annum. Interest shall be computed on the basis of actual days elapsed and a year of 360 days.

     The principal hereof is payable in full on March 1, 2003. As long as no Event of Default has occurred and is outstanding, the principal hereof may be paid as set forth in Section 2.4(b) or 2.4(c) of the Transition Agreement.

     This note may be prepaid by the Maker at any time in whole or from time to time in part.

     This Note is issued pursuant to a Transition Agreement dated as of even date herewith (as the same may hereafter be amended, modified or supplement, or any agreement entered into in substitution or replacement thereof, the “Transition Agreement”) between the Maker and the Payee. This Note is secured by a Security Agreement dated as of even date herewith (as the same may hereafter be amended, modified or supplemented, or any agreement entered into in substitution or replacement therefor, the “Security Agreement”) given by Metron Technology Distribution Corporation to the Payee.

     The occurrence of any one or more of the following events shall constitute an Event of Default, and upon the occurrence of any Event of Default the Payee may declare this Note to be, and the same shall forthwith become, immediately due and payable and the Payee may exercise all rights and remedies under the Security Agreement and as may otherwise be allowed by law:

1)	The Maker shall fail to make any payment of principal or interest hereon when due.

2)	The Maker shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver for the Maker or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Maker or for a substantial part of the property thereof; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Maker and, if instituted against the Maker, shall have been consented to or acquiesced in by the Maker or shall remain undismissed for 45 days, or an order for relief shall have been entered against the Maker.

3)	Any default shall occur under the terms of the security agreement and shall continue for more than the period of grace, if any, applicable thereto.

4)	Any execution or attachment shall be issued whereby any substantial part of the property of the Maker shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     AT THE OPTION OF THE PAYEE THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE MAKER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT THE VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF THE MAKER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, THE PAYEE AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

     If this Note is not paid when due, the Maker shall pay all of the Payee’s costs of collection including reasonable attorneys’ fees.

MAKER:

METRON TECHNOLOGY N.V.

By Its	/s/ Ed Segal Chief Executive Officer

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this “Agreement”), dated as of October 9, 2002, is made and given by Metron Technology Distribution Corporation , a corporation organized under the laws of the State of California (the “Grantor”), to FSI International, Inc., a corporation organized and existing under the laws of the State of Minnesota, USA (the “Secured Party”).

RECITALS

     A.     Metron Technology N.V., a corporation organized and existing under the laws of The Netherlands (the “Debtor”), will or may become, or is now, indebted to the Secured Party under that certain promissory note in the amount of up to $4,000,000, dated as of October 9, 2002 (the “Note”).

     B.     The Secured Party has requested that the Grantor execute and deliver this Security Agreement to secure payment of any such indebtedness, and the Grantor has agreed to do so.

     C.     The Grantor is a wholly owned subsidiary of the Debtor.

     D.     The Grantor expects to derive benefits from the extension of credit accommodations to the Debtor by the Secured Party and finds it advantageous, desirable and in its best interests to execute and deliver this Security Agreement to the Secured Party.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to extend or continue credit accommodations to the Debtor, the Grantor hereby agrees with the Secured Party for the Secured Party’s benefit as follows:

     Section 1. Defined Terms.

               1(a) As used in this Agreement, the following terms shall have the meanings indicated:

“Account” means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, or (iv) for a secondary obligation incurred.

“Account Debtor” shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

“Chattel Paper” shall mean a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantor under this Agreement.

“Event of Default” shall have the meaning given to such term in Section 16 hereof.

“Financing Statement” shall have the meaning given to such term in Section 3 hereof.

“Inventory” shall mean goods, other than farm products, which are leased by a person as lessor, are held by a person for sale or lease or to be furnished under a contract of service, are furnished by a person under a contract of service, or consist of raw materials, work in process, or materials used or consumed in a business or incorporated or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to the Grantor or repossessed by the Grantor or stopped in transit.

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“Note” shall have the meaning indicated in Recital A.

“Obligations” shall mean (a) all principal of, and interest on, the Note and any extension, renewal or replacement thereof, (b) all liabilities of the Grantor under this Agreement, and (c) in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Security Interest” shall have the meaning given such term in Section 2 hereof.

               1(b) All other terms used in this Agreement that are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota.

               1(c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,”

“hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Security Agreement unless otherwise provided.

     Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, the Grantor hereby grants to the Secured Party a security interest (the “Security Interest”) in all of the Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

               2(a) All Inventory.

               2(b) To the extent not otherwise included in the foregoing, all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

     Section 3. Title to Collateral. The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except the Security Interest. The Grantor will not license any Collateral. The Grantor will defend the Collateral against all claims or demands of all Persons (other than the Secured Party) claiming the Collateral or any interest therein. As of the date of execution of this Security Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a “Financing Statement’’) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

     Section 4. Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except for sales of items of Inventory in the ordinary course of business.

     Section 5. Names, Offices, Locations, Jurisdiction of Organization. The Grantor’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof. The jurisdiction of organization of the Grantor is the state of California and the organizational number of the Grantor is set forth on the signature page of this Agreement. The Grantor will from time to time at the request of the Secured Party provide the Secured Party with current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials. The chief place of business and chief executive office of Grantor are located at its address set forth on the signature page hereof. The Grantor will not locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party’s perfected security interest in such Collateral, provided however that nothing herein shall prohibit sales of items of Inventory in the ordinary course of business. The Grantor will not change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

     Section 6. Further Assurances; Attorney-in-Fact.

               6(a) The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the request of the Secured Party: (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral which the Secured Party determines might be deemed to be fixtures, and instruments and notices with respect to vehicle titles), as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby; (ii) obtain from any bailee holding any item of Collateral an acknowledgement, in form satisfactory to the Secured Party that such bailee holds such collateral for the benefit of the Secured Party; (iii) obtain from any securities intermediary, or other party holding any item of Collateral, control agreements in form satisfactory to the Secured Party; and (iv) use best efforts to obtain waivers, in form satisfactory to the Secured Party, of any claim to any Collateral from any landlords or mortgagees of any property where any Inventory is located.

               6(b) The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto,

relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor irrevocably waives any right to notice of any such filing. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

               6(c) The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

               6(d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Secured Party’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.

     Section 7. Taxes and Claims. The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.

     Section 8. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

     Section 9. Inspection, Reports. The Grantor will at all reasonable times permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor’s books and records concerning the Collateral, wherever located.

     Section 10. Notice of Loss. The Grantor will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

     Section 11. Insurance. The Grantor will keep the Inventory insured against “all risks” for the full replacement cost thereof and with an insurance company or companies satisfactory to the Secured Party, the policies to protect the Secured Party as its interests may appear, with such policies or certificates with respect thereto to be delivered to the Secured Party at its request. Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Secured Party.

     Section 12. Lawful Use; Fair Labor Standards Act. The Grantor will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. All Inventory of the Grantor as of the date of this Agreement that was produced by the Grantor or with respect to which the Grantor performed any manufacturing or assembly process was produced by the Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by the Grantor after the date of this Agreement will be so produced, manufactured or assembled, as the case may be.

     Section 13. Action by the Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the endorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

     Section 14. Insurance Claims. As additional security for the payment and performance of the Obligations, the Grantor hereby collaterally assigns to the Secured Party any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto. At any time, whether before or after the occurrence of any Event of Default, the Secured Party may (but need not), in the Secured Party’s name or in Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Notwithstanding any of the foregoing, so long as no Event of Default exists the Grantor shall be entitled to all insurance proceeds with respect to Inventory provided that such proceeds are applied to the cost of replacement Inventory.

     Section 15. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantor with respect to the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

     Section 16. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the failure of the Debtor to pay when due any of the Obligations; (b) the failure of the Grantor to perform any agreement of the contained herein or in any other agreement with the Secured Party; (c) any statement, representation or warranty of the Grantor made herein or at any time furnished to the Secured Party is untrue in any respect as of the date made; (d) the entry of any judgment against the Debtor or the Grantor in an amount in excess of $250,000; (e) the Debtor or the Grantor is generally not paying its debts as they become due; (f) the appointment of or assignment to a custodian, as that term is defined in the United States Bankruptcy Code, for any property of the Debtor or the Grantor, or encumbrance, levy, seizure or attachment of any portion of the Collateral; (g) the commencement of any proceeding or the filing of a petition by or against the Debtor or the Grantor under the provisions of the United States Bankruptcy Code for liquidation, reorganization or adjustment of debts or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors and, if instituted against the Debtor or Grantor, shall have been consented to or acquiesced in by the Debtor or Grantor or shall remain undismissed for 45 days, or an order for relief shall have been entered against the Debtor or Grantor; or (h) dissolution, consolidation, or merger, or transfer of a substantial part of the property of the Debtor or the Grantor.

     Section 17. Remedies on Default. Upon the occurrence of an Event of Default and at any time thereafter:

               17(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota.

               17(b) The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Grantor, including lands, plants, buildings, equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to Grantor therefor. The Secured Party may require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party.

               17(c) Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

               17(d) The Secured Party is hereby granted a license or other right to use, without charge, all of the Grantor’s property, including, without limitation, all of the Grantor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit until the Obligations are paid in full.

               17(e) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 22 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

               17(f) Notwithstanding anything herein or in Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota to the contrary, Secured Party agrees that its sole recourse against Grantor shall be against all of Grantor’s rights, title and interest in, to and under the Collateral.

     Section 18. Application of Proceeds. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, reasonable expenses of the Secured Party payable pursuant to Section 19 hereof).

     Section 19. Costs and Expenses; Indemnity. The Grantor will pay or reimburse the Secured Party on demand for all reasonable out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Grantor shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor to indemnify and hold the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Grantor under this Section shall survive any termination of this Agreement.

     Section 20. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

     Section 21. Waiver of Defenses. The Grantor waives the benefit of any and all defenses and discharges available to a guarantor, surety, indorser or accommodation party, dependent on its character as such. Without limiting the generality of the foregoing, the Grantor (in such capacity) waives presentment, demand for payment, and notice of nonpayment or protest of the Note or any other instrument evidencing any of the Obligations; and the Grantor agrees that its obligations hereunder and the Security Interest hereby created shall not be affected or impaired in any way by any of the following acts and things (which the Secured Party may do from time to time without notice to the Grantor): (a) by any sale, pledge, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification, or other disposition of any of the Obligations or any evidence thereof or any collateral therefor, (b) by any acceptance or release of guarantors of any of the Obligations, (c) by any failure, neglect or omission to realize upon or protect any of Debtor’s obligations under the Note, or to obtain, perfect, enforce or realize upon any collateral therefor, or to exercise any Lien upon or right of appropriation of any moneys, credits or property toward the liquidation of any of the Obligations, or (d) by any partial application of payments or credits upon any of the Obligations. The Secured Party shall not be required, before exercising its rights under this Agreement, to first resort for payment of any of the Obligations to the Debtor or any other Persons, its or their properties or estates, or any collateral, property, Liens or other rights or remedies whatsoever. The Grantor agrees not to exercise any right of contribution, recourse, subrogation or reimbursement available to the Grantor against the Debtor or any other Person or property, unless and until all Obligations and all other debts, liabilities and obligations owed by the Debtor and the Grantor to the Secured Party have been paid and discharged. The Grantor expects to derive benefits from the transactions resulting in the creation of the Obligations. The Secured Party may rely conclusively on the continuing warranty, hereby made, that the Grantor continues to be benefitted by the Secured Party’s extension of credit accommodations to the Debtor and the Secured Party shall have no duty to inquire into or confirm the receipt of any such benefits, and this Agreement shall be effective and enforceable by the Secured Party without regard to the receipt, nature or value of any such benefits.

     Section 22. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

     Section 23. Grantor Acknowledgments. The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Secured Party has no fiduciary relationship to the Grantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Grantor and the Secured Party.

     Section 24. Representations and Warranties. The Grantor hereby represents and warrants to the Secured Party that:

               24(a) The Grantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

               24(b) The Grantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement and has taken all necessary corporate action to authorize such execution, delivery and performance.

               24(c) This Agreement constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               24(d) The execution, delivery and performance of this Agreement will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Grantor, (ii) violate or contravene any provision of the Articles of Incorporation or bylaws of the Grantor, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Grantor is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. The Grantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Grantor.

               24(e) Except for filings, recordings and registrations to perfect the Security Interest, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Grantor to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement.

               24(f) There are no actions, suits or proceedings pending or, to the knowledge of the Grantor, threatened against or affecting the Grantor or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Grantor, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Grantor or on the ability of the Grantor to perform its obligations hereunder.

     Section 25. Continuing Security Interest. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Secured Party to extend credit accommodations to the Debtor, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns.

     Section 26. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party to extend credit accommodations to the Debtor, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Party. As used in this Section, “Grantor” includes any assigns of Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

     Section 27. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

     Section 28. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 29. Waiver of Notice and Hearing. THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

     Section 30. Waiver of Jury Trial. EACH OF THE GRANTOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 31. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     Section 32. General. All representations and warranties contained in this Agreement or in any other agreement between the Grantor and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Grantor waives notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

     IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

METRON TECHNOLOGY DISTRIBUTION CORPORATION

	By	/s/ Ed Segal

	Title	CEO

Address for Grantor:

Metron Technology Distribution Corporation 1350 Old Bayshore Highway, #210 Burlingame, CA 94010 Fax

Address for the Secured Party:

3455 Lyman Boulevard MS4-8448 Chaska, MN 55318-3052 Fax 952-448-1300

Schedule 3.1(b)
General Schedule of Product Inventory and the spare Parts Inventory

Metron Technology

Mandarin Inventory

As of August 31, 2002

		Location of	Gross Value	Subject to
Entity	Organized in	Inventory	($000)	security interest

Europe

MT Benelux	Netherlands	Netherlands	488	Yes

MT France	France	France	574	Yes

MT Germany	Germany	Germany	762	Yes

MT Italy	Italy	Italy	501	Yes

MT UK	England	UK	904	Yes

Asia

MT Asia	Hong Kong	tbd	251

MT Korea	Korea	Korea	500

MT Singapore	Singapore	Singapore	1,126	Yes

MT Taiwan	Taiwan	Taiwan	1,014

Total			6,120

Schedule 6.1
Transferred Employees

	Name	Region	Country	Function

1	[***]	Asia	[***]	Applications Engineer
2	[***]	Asia	[***]	[***]
3	[***]	Asia	[***]	Service Technician
4	[***]	Asia	[***]	Service Technician
5	[***]	Asia	[***]	Service Technician
6	[***]	Asia	[***]	Applications Engineer
7	[***]	Asia	[***]	[***]
8	[***]	Asia	[***]	[***]
9	[***]	Asia	[***]	Service Technician
10	[***]	Asia	[***]	Service Technician
11	[***]	Asia	[***]	Service Technician
12	[***]	Asia	[***]	Applications Engineer
13	[***]	Asia	[***]	SCD Service
14	[***]	Asia	[***]	[***]
15	[***]	Asia	[***]	[***]
16	[***]	Asia	[***]	Service Technician
17	[***]	Asia	[***]	Service Technician
18	[***]	Asia	[***]	Service Technician
19	[***]	Asia	[***]	Service Technician
20	[***]	Asia	[***]	Applications Engineer
21	[***]	Asia	[***]	[***]
22	[***]	Asia	[***]	[***]
23	[***]	Asia	[***]	[***]
24	[***]	Asia	[***]	Service Technician
25	[***]	Asia	[***]	Service Technician
26	[***]	Asia	[***]	Service Technician
27	[***]	Asia	[***]	Service Technician
28	[***]	Asia	[***]	Service Technician
29	[***]	Asia	[***]	Service Technician
30	[***]	Asia	[***]	Service Technician
31	[***]	Asia	[***]	Service Technician
32	[***]	Europe	[***]	Applications Engineer
33	[***]	Europe	[***]	[***]
34	[***]	Europe	[***]	SCD Service
35	[***]	Europe	[***]	SCD Service
36	[***]	Europe	[***]	SCD Service
37	[***]	Europe	[***]	SCD Service
38	[***]	Europe	[***]	SCD Service
39	[***]	Europe	[***]	SCD Service
40	[***]	Europe	[***]	SCD Service
41	[***]	Europe	[***]	SCD Service
42	[***]	Europe	[***]	SCD Service
43	[***]	Europe	[***]	SCD Service
44	[***]	Europe	[***]	[***]
45	[***]	Europe	[***]	Applications Engineer
46	[***]	Europe	[***]	Applications Engineer
47	[***]	Europe	[***]	[***]

48	[***]	Europe	[***]	MLD Service
49	[***]	Europe	[***]	MLD Service
50	[***]	Europe	[***]	MLD Service
51	[***]	Europe	[***]	MLD Service
52	[***]	Europe	[***]	[***]
53	[***]	Europe	[***]	SCD Service
54	[***]	Europe	[***]	SCD Service
55	[***]	Europe	[***]	SCD Service
56	[***]	Europe	[***]	SCD Service
57	[***]	Europe	[***]	SCD Service
58	[***]	Europe	[***]	SCD Service
59	[***]	Europe	[***]	[***]
60	[***]	Europe	[***]	[***]
61	[***]	Europe	[***]	service eng
62	[***]	Europe	[***]	SCD apps
63	[***]	Europe	[***]	SCD Service
64	[***]	Europe	[***]	SCD Service
65	[***]	Europe	[***]	SCD Service
66	[***]	Europe	[***]	SCD Service
67	[***]	Europe	[***]	SCD Service
68	[***]	Europe	[***]	SCD Service
69	[***]	Europe	[***]	[***]
70	[***]	Europe	[***]	MLD Service
71	[***]	Europe	[***]	MLD Service
72	[***]	Europe	[***]	MLD Service
73	[***]	Europe	[***]	MLD Service
74	[***]	Europe	[***]	[***]
75	[***]	Europe	[***]	SCD Service
76	[***]	Europe	[***]	SCD Service
77	[***]	Europe	[***]	Applications Engineer
78	[***]	Europe	[***]	[***]
79	[***]	Europe	[***]	[***]
80	[***]	Europe	[***]	[***]
81	[***]	Europe	[***]	Applications Engineer
82	[***]	Europe	[***]	MLD Service
83	[***]	Europe	[***]	MLD Service
84	[***]	Europe	[***]	MLD Service
85	[***]	Europe	[***]	MLD Service
86	[***]	Europe	[***]	SCD Service
87	[***]	Europe	[***]	SCD Service
88	[***]	Europe	[***]	SCD Service
89	[***]	Europe	[***]	SCD Service
90	[***]	Europe	[***]	Service
91	[***]	Europe	[***]	Service Eng
92	[***]	Europe	[***]	Service

Schedule 9.1(j)
Employee benefits

MT Benelux

		Sales	Service	Sales
	All	engineers	engineers	support

Number of days annual vacation	30

Monthly salary paid x times	13.5

Sales Commission		y	n	n

Bonus scheme		n	mbo/dis	discretionary

Car lease		y	y	n

Car allowance — flat		n	n	n
Kilometer allowance		n	n	n

Defined contribution pension plan
employer contribution	6%
employee contribution	4%

Private health insurance contributions	y

Permanent health insurance	n

Life assurance	y

other — please specify:
Employee savings scheme	y

PC prive project	y

mbo = Individual management by objective incentive plan agreed on a year-by-year basis, subject a maximum potential of 10 to 40% (typically 10 or 20% for application engineers, 20 or 25 % for product managers,15% for csm’s and 40% for European csm’s) of base salary dis = Discretionary bonus paid to all staff and expressed as a multiple (typically 0 – 0.5 – 1) of base monthly salary.

Employee benefits
MT France

		Sales	Service	Sales
	All	engineers	engineers	support

Number of days annual vacation	36 or 41

Monthly salary paid x times		12	13	13

Sales Commission		y	n	n

Bonus scheme		n	mbo/dis	dis

Car lease		y	y	n

Car allowance — flat	n
Kilometer allowance	n

Defined contribution pension plan
employer contribution	9,6 % of gross salary
employee contribution	2,4 % of gross salary

Private health insurance contributions

Permanent health insurance	80 % of premium
20 % of premium
Life assurance

other — please specify:

Legal profit share (statutory benefit)	y

mbo = Individual management by objective incentive plan agreed on a year-by-year basis, subject a maximum potential of 10 to 40% (typically 10 or 20% for application engineers, 20 or 25 % for product managers, 15% for csm’s and 40% for European csm’s) of base salary dis = Discretionary bonus paid to all staff and expressed as a multiple (typically 0 – 0.5 – 1) of base monthly salary.

Employee benefits
MT Germany

		Sales	Service	Sales
	All	engineers	engineers	support

Number of days annual vacation	30

Monthly salary paid x times	13.5

Sales Commission		y	n	n

Bonus scheme		n	mbo/dis	dis

Car lease		y	y	n

Car allowance — flat	n
Kilometer allowance	n

Defined contribution pension plan
employer contribution	Euro 1,742 annually
employee contribution	0

Private health insurance contributions	n

Permanent health insurance	y
employer contribution	50 % of premium
employee contribution	50 % of premium

Life insurance	n

other — please specify:
Bavarian holidays	y

Vermögenswirksame Leistung	y
employer contribution	Euro 40 p.m.
employee contribution	0

mbo = Individual management by objective incentive plan agreed on a year-by-year basis, subject a maximum potential of 10 to 40% (typically 10 or 20% for application engineers, 20 or 25 % for product managers, 15% for csm’s and 40% for European csm’s) of base salary dis = Discretionary bonus paid to all staff and expressed as a multiple (typically 0 – 0.5 – 1) of base monthly salary.

Employee benefits
MT Italy

			Sales	Service	Sales
		All	engineers	engineers	support

Number of days annual vacation		35

Monthly salary paid x times		14

Sales Commission			y	n	n

Bonus scheme			n	mbo/dis	discretionary

Car lease			y	y	n

Car allowance — flat		n
Kilometer allowance		n

Defined contribution pension plan
(note: part of total social taxes)	employer contribution	30.78%
I.e. mandatory	employee contribution	8.89%

Private health insurance contributions		n

Permanent health insurance

	employee contribution		1.20%	3.35%	0.50%
Life assurance		n

other — please specify:

		n

		n

Employee benefits
MT UK

		Sales	Service	Sales
	All	engineers	engineers	support

Number of days annual vacation	25

Monthly salary paid x times	12

Sales Commission		y	n	n

Bonus scheme		n	mbo/dis	dis

Car lease		y	y	n

Car allowance — flat	y
Kilometer allowance	n

Defined contribution pension plan
employer contribution	6%
employee contribution	4%

Private health insurance contributions	y

Permanent health insurance	y

Life assurance	y

other — please specify:

mbo = Individual management by objective incentive plan agreed on a year-by-year basis, subject a maximum potential of 10 to 40% (typically 10 or 20% for application engineers, 20 or 25 % for product managers, 15% for csm’s and 40% for European csm’s) of base salary dis = Discretionary bonus paid to all staff and expressed as a multiple (typically 0 – 0.5 – 1) of base monthly salary.

Employee benefits
MT Korea

		Sales	Service	Sales
	All	engineers	engineers	support

Number of days annual vacation	10

Monthly salary paid x times	12

Sales Commission		Yes	No	No

Bonus scheme		No	discretionary	discretionary

Car lease		N	N	N

Car allowance — flat	y
Kilometer allowance	y

Defined contribution pension plan
employer contribution	4.50%
employee contribution	4.50%

Private health insurance contributions	Y

Permanent health insurance	n

Life assurance	Y

other — please specify:
Meal allowance (KRW 100,000 per month)	Y

mbo = Individual management by objective incentive plan agreed on a year-by-year basis, subject a maximum potential of xx% (typically 10-20%) of base salary dis = Discretionary bonus paid to all staff and expressed as a multiple (typically 0.5-2) of base monthly salary.

Employee benefits
MT Singapore

		Sales	Service	Sales
	All	engineers	engineers	support

Number of days annual vacation	15-22

Monthly salary paid x times	13

Sales Commission		y	n	n

Bonus scheme		n	discretionary	discretionary

Car lease	n

Car allowance — flat		y	y	n
Kilometer allowance	n

Defined contribution pension plan
employer contribution	16%				CPF
employee contribution	20%				CPF

Private health insurance contributions	n

Permanent health insurance	n

Life assurance	y

other — please specify:

mbo = Individual management by objective incentive plan agreed on a year-by-year basis, subject a maximum potential of xx% (typically 10-20%) of base salary dis = Discretionary bonus paid to all staff and expressed as a multiple (typically 0.5-2) of base monthly salary.

Employee benefits
MT Taiwan

		Sales	Service	Sales
	All	engineers	engineers	support

Number of days annual vacation	10-15

Monthly salary paid x times	14

Sales Commission		Y	N	N

Bonus scheme		N	discretionary	discretionary

Car lease	N

Car allowance — flat		Y	Y	N
Kilometer allowance	Y

Defined contribution pension plan
employer contribution	2%
employee contribution	none

Private health insurance contributions	Y

Permanent health insurance	N

Life assurance	Y

other — please specify:

mbo = Individual management by objective incentive plan agreed on a year-by-year basis, subject a maximum potential of xx% (typically 10-20%) of base salary dis = Discretionary bonus paid to all staff and expressed as a multiple (typically 0.5-2) of base monthly salary.

METRON TECHNOLOGY DISTRIBUTION CORPORATION	Schedule 9.1(o)
SUMMARY OF INVENTORY

AT AUGUST 31, 2002
(ACTUAL)

PRINCIPAL	Equipment	Demo	Spare Parts	Spare Parts	Work In	Freight/Duty	TOTAL
		Equip		Offset (1)	Process	On Inventory

AG	1,070,918.92	50,000.00	5,140,726.47	(3,366,250.13)	25,604.97		2,921,000.23

APCO			1,368.00				1,368.00
Seiko			965,847.45			57,950.85	1,023,798.30
Sigma			425,845.26			25,550.72	451,395.98
Varian			329,575.00			26,222.65	355,797.65
Zeiss	248,641.85	682,489.38	212,908.62			39,450.22	1,183,490.07

	1,319,560.77	732,489.38	7,076,270.80	(3,366,250.13)	25,604.97	149,174.44	5,936,850.23

AT OCTOBER 9, 2002
(PRELIMINARY)

PRINCIPAL	Equipment	Demo	Spare Parts	Spare Parts	Work In	Freight/Duty	TOTAL
		Equip		Offset (1)	Process	On Inventory

AG	1,071,602.48	50,000.00	5,567,663.11	(3,334,233.42)	3,365.80		3,358,397.97

APCO			1,368.00				1,368.00
Seiko			951,261.65			56,999.57	1,008,261.22
Sigma			346,234.65			20,774.08	367,008.73
Varian			325,498.00			29,837.94	355,335.94
Zeiss	188,695.61	570,932.01	287,358.08			39,208.69	1,086,194.39

	1,260,298.09	620,932.01	7,479,383.49	(3,334,233.42)	3,365.80	146,820.28	6,176,566.25

(1)	Represents the difference between the value of the spare parts purchased from AG at current standard cost and actual purchase price.

Schedule 11.1

Legacy Products

        Any product that meets one or more of the following criteria shall be deemed to be a “Legacy Product”:

1.     Products for which Metron has purchased or licensed the rights to manufacturing and is manufacturing at one of its facilities.

2.     Products that have been purchased or licensed and are no longer being manufactured by the original equipment manufacturer.

3.     Products that do not compete with the current generation of FSI products, including the MAGELLAN™, ANTARES®, ZETA®, MERCURY®, POLARIS® product offerings.

Schedule 11.4

Permits and Product Registrations

To be attached hereto after the Effective Date in accordance with Section 11.4.

Schedule 11.5

Transition Plan

To be agreed by FSI and Metron and attached hereto
after the Effective Date in accordance with Section 11.5.

Schedule 11.10

Contracts related to Distribution Business

To be attached hereto after the Effective Date in accordance with Section 11.10.